As filed with the Securities and Exchange Commission on October 15, 2019

Registration No. [            ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kryptoin Bitcoin ETF Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6199
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1049 El Monte Avenue, Suite 782

Mountain View, California 94040

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Donnie Kim

Kryptoin Investment Advisors LLC

1049 El Monte Avenue, Suite 782

Mountain View, California 94040

(905) 597-2636

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Bibb L. Strench, Esq.

Owen J. Pinkerton, Esq.

Thompson Hine LLP

1919 M Street, N.W., Suite 700

Washington, DC 20036

(202) 331-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common shares of beneficial interest	$25,000	$3.25

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus

Subject to Completion, dated October 15, 2019

[            ] Shares

Kryptoin Bitcoin ETF Trust

Kryptoin Bitcoin ETF Trust (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest that trade on the NYSE Arca, Inc. stock exchange (the “Exchange”). The Trust’s investment objective is to provide exposure to bitcoin at a price that is reflective of the actual bitcoin market where investors can purchase and sell bitcoin, less the expenses of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold bitcoin, and in seeking to ensure that the price of the Trust’s shares is reflective of the actual bitcoin market, the Trust will value its shares daily as determined by the Chicago Mercantile Exchange Group CF Bitcoin Reference Rate (the “CME CF Bitcoin Reference Rate”). The Trust is sponsored and managed by Kryptoin Investment Advisors LLC (the “Sponsor”). All bitcoin will be held at [                    ], a third-party custodian that carries insurance and is regulated as a qualified custodian under the Investment Advisers Act of 1940, as amended.

The Trust is an exchange-traded fund. Barring a forced liquidation, the Trust will not purchase or sell bitcoin directly. Instead, when it sells or redeems its shares, it will do so in “in-kind” transactions in blocks of 100,000 shares (a “Basket”) at the Trust’s net asset value (“NAV”). Financial firms that are authorized to purchase or redeem shares with the Trust (known as “Authorized Participants”) will deliver bitcoin to the Trust in exchange for shares when they purchase shares, and the Trust will deliver bitcoin to such Authorized Participants when they redeem shares with the Trust. The initial Authorized Participant is expected to be [                    ]. Authorized Participants may then offer shares to the public at prices that depend on various factors, including the supply and demand for shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Investors who buy or sell shares during the day from their broker may do so at a premium or discount relative to the then current NAV of the shares of the Trust.

Investors who decide to buy or sell shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the shares. The shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under a ticker symbol to be announced prior to commencement of trading. Investing in the Trust involves risks similar to those involved with an investment directly in bitcoin and other significant risks. See “RISK FACTORS” beginning on page 6.

The offering of the Trust’s shares (the “Shares”) is registered with the U.S. Securities and Exchange Commission (“SEC”) in accordance with the Securities Act of 1933, as amended (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until all of the registered Shares have been sold or three years from the date of the original offering, whichever is earlier, unless extended as permitted by applicable rules under the 1933 Act, although the offering may be temporarily suspended if and when no suitable investments for the Trust are available or practicable. The Trust is not a mutual fund registered under the Investment Company Act of 1940, as amended (“1940 Act”) and is not subject to regulation under such Act. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (“CFTC”) as a commodity pool operator or a commodity trading advisor.

AN INVESTMENT IN THE TRUST MAY NOT BE SUITABLE FOR INVESTORS THAT ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH OTHER EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD BITCOIN OR INTERESTS RELATED TO BITCOIN. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 6.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT (THE “JOBS ACT”) AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.

The date of this Prospectus is [                    ]

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Page
APPENDIX A	A-1
APPENDIX B	B-1

This Prospectus contains information you should consider when making an investment decision about the Shares of the Trust. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States.

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PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus before making an investment decision about the Shares. For a glossary of defined terms, see Appendix A.

As used below, Bitcoin with an uppercase “B” is used to describe the system as a whole that is involved in maintaining the ledger of bitcoin ownership and facilitating the transfer of bitcoin among parties. When referring to the digital asset within the Bitcoin network, bitcoin is written with a lower case “b.”

Overview of the Trust

Kryptoin Bitcoin ETF Trust (the “Trust”) is an exchange-traded fund that issues Shares that trade on the NYSE Arca, Inc. stock exchange (the “Exchange”). The Trust’s investment objective is to provide exposure to bitcoin at a price that is reflective of the actual bitcoin market where investors can purchase and sell bitcoin, less the expenses of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold bitcoin, and in seeking to ensure that the price of the Trust’s Shares is reflective of the actual bitcoin market, the Trust will value its Shares daily as determined by the Chicago Mercantile Exchange Group CF Bitcoin Reference Rate (the “CME CF Bitcoin Reference Rate”). The Trust is sponsored and managed by Kryptoin Investment Advisors LLC (the “Sponsor”).

Bitcoin is a relatively new asset with the potential to provide a globally exchangeable unit of value that can be transferred without the need for currency conversion or physical settlement. Bitcoin is decentralized, meaning that the supply of bitcoin is not determined by a central government, but rather by a software program that limits both the total amount of bitcoin that will be produced and the rate at which it is released into the network. In addition, the official ledger or record of who owns what bitcoin is not maintained by any central entity, but rather, is maintained by multiple different independent computers and entities simultaneously.

Because bitcoin is still a relatively new asset, buying, holding and selling bitcoin is very different than buying, holding and selling more conventional investments like stocks and bonds. For example, bitcoin must either be acquired through the process of “mining,” purchased through a private transaction, or purchased on a bitcoin “exchange.” Private transactions may be difficult to arrange, and involve complex and potentially risky procedures around safekeeping, transferring and holding the bitcoin. Meanwhile there are also currently over 200 bitcoin exchanges from which to choose, the quality of which varies significantly. Moreover, purchasing bitcoin on an exchange requires choosing an exchange, opening an account, and transferring money from a bank account or credit card to the exchange in order to purchase the bitcoin. Some exchanges have been “hacked,” resulting in significant losses.

The Trust provides direct exposure to bitcoin and the Shares of the Trust are valued on a daily basis as determined by the CME CF Bitcoin Reference Rate. The Trust provides investors with the opportunity to access the market for bitcoin through a traditional brokerage account without the potential barriers to entry or risks involved with holding bitcoin directly, acquiring it from an online exchange platform, or mining it, as referenced above. The Trust will custody its bitcoin at [__________], a regulated third-party custodian that carries insurance and is regulated as a qualified custodian under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and will not use derivatives that may subject the Trust to counterparty and credit risks. The Sponsor believes that the design of the Trust will enable certain investors to more effectively and efficiently implement strategic and tactical asset allocation strategies that use bitcoin by investing in the Shares rather than purchasing, holding and trading bitcoin directly.

Bitcoin and the Bitcoin Network

Bitcoin is based on the decentralized, open source protocol of a peer-to-peer network (the “Bitcoin network”). No single entity owns or operates the Bitcoin network. Bitcoin is not issued by governments, banks or similar organizations. The infrastructure of the Bitcoin network is collectively maintained by a decentralized user base. The Bitcoin network is accessed through software, and software governs bitcoin’s creation, movement, and ownership. The value of bitcoin is determined, in part, by the supply of, and demand for, bitcoin in the global exchange markets for the trading of bitcoin, market expectations for the adoption of bitcoin as a decentralized store of value, the number of merchants and/or institutions that accept bitcoin as a form of payment and the volume of private end-user-to-end-user transactions.

Bitcoin transaction and ownership records are reflected on the “Bitcoin Blockchain,” which is a digital public record or ledger. Copies of this ledger are stored in a decentralized manner on the computers of each Bitcoin network node (a node is any user who maintains on their computer a full copy of all the bitcoin transaction records, the blockchain, as well as related software). Transaction data is permanently recorded in files called “blocks,” which reflect transactions that have been recorded and authenticated by Bitcoin network participants. The Bitcoin network software source code includes protocols that govern the creation of bitcoin and the cryptographic system that secures and verifies bitcoin transactions.

The Sponsor believes that the maturation of the bitcoin market is evidenced by various objective factors, including:

•	the launch of futures contracts for bitcoin (“Bitcoin Futures”) on major, established and regulated commodity futures exchanges in the United States,

•	the subsequent growth of significant trading volume in those futures contracts,

•

the arrival of major, established market makers that rely on sophisticated and technologically enabled trading systems to arbitrage price discrepancies that may appear between bitcoin prices on different exchanges,

•	the development of a robust bitcoin lending market,

•	a significant expansion in the availability of institutional-quality custody services from regulated third-party custodians, and

•	the advent and increasing ubiquity of significant insurance on custodied assets held at third-party custodians.

The Sponsor believes that these factors have combined to improve the efficiency of the bitcoin market, creating a dynamic, institutional-quality, two-sided market (discussed below).

For more information on bitcoin and the Bitcoin network, see “Bitcoin, Bitcoin Market, Bitcoin Exchanges and Regulation of Bitcoin” below.

The Trust’s Investment Objective and Strategies

The Trust’s investment objective is to provide exposure to bitcoin at a price that is reflective of the actual bitcoin market where investors purchase and sell bitcoin less the expenses of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold bitcoin, process all creations and redemptions in-kind, and accrue its management fee solely in bitcoin. In seeking to ensure that the price of the Trust’s Shares reflect the actual bitcoin market, the Trust will value its Shares daily based on the CME CF Bitcoin Reference Rate.

Barring the forced liquidation of the Trust, the Trust will not purchase or sell bitcoin directly. Instead, when it sells or redeems its Shares, it will do so in “in-kind” transactions. Financial firms that are authorized to purchase or redeem Shares with the Trust (known as “Authorized Participants”) will deliver bitcoin to the Trust in exchange for Shares when they purchase Shares, and the Trust will deliver bitcoin to such Authorized Participants when they redeem Shares from the Trust. All bitcoin will be held by [__________], a third-party custodian that carries insurance and is regulated as a qualified custodian under the Advisers Act.

The CME CF Bitcoin Reference Rate

The CME CF Bitcoin Reference Rate was created to facilitate financial products based on Bitcoin. It serves as a once-a-day reference rate of the U.S. dollar price of Bitcoin (USD/BTC). The CME CF Bitcoin Reference Rate is the rate on which bitcoin futures contracts are cash-settled in U.S. dollars at the CME and serves as a reference rate in the settlement of financial derivatives based on the price of Bitcoin. The CME CF Bitcoin Reference Rate may also serve as a reference rate in the net asset value calculation of exchange traded products.

The Sponsor believes that the CME CF Bitcoin Reference Rate provides an accurate reference to the average spot price of Bitcoin. The Sponsor further believes that the methodology employed in constructing the CME CF Bitcoin Reference Rate, specifically its use of medians in filtering out small trades, makes the CME CF Bitcoin Reference Rate more resistant to manipulation than other measurements that employ different methodologies. In addition, the Sponsor notes that the CME CF Bitcoin Reference Rate included over $3 billion in bitcoin trades (approximately 607,000 bitcoins) during the one-year period ended March 31, 2019. Finally, an oversight committee is responsible for regularly reviewing and overseeing the methodology, practice, standards and scope of the CME CF Bitcoin Reference Rate to ensure that it continues to accurately track the spot prices of Bitcoin.

For more information on the CME CF Bitcoin Reference Rate, see “The Trust and Bitcoin Prices” below.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated as of [__________], 2019. [__________], a Delaware trust company, is the Delaware trustee of the Trust (the “Trustee”). The Trust is managed by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on [__________], 2019.

The Trust’s Service Providers

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor has agreed to pay all operating expenses (except for certain litigation expenses and other extraordinary expenses) out of the Sponsor’s unified management fee.

The Trustee

The Trustee, a Delaware trust company, acts as the trustee of the Trust as required to create a Delaware statutory trust in accordance with the Declaration of Trust and the Delaware Statutory Trust Act.

The Administrator

[__________] serves as the Trust’s administrator (the “Administrator”). The Administrator’s principal address is [__________]. Under the Trust Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services.

The Transfer Agent

[__________] serves as the transfer agent for the Trust (the “Transfer Agent”). The Transfer Agent: (1) issues and redeems Shares of the Trust; (2) responds to correspondence by Trust shareholders and others relating to its duties; (3) maintains shareholder accounts; and (4) makes periodic reports to the Trust.

The Custodian

[__________] serves as the Trust’s bitcoin custodian (the “Custodian”). Under the [__________], the Custodian is responsible for safekeeping the bitcoin owned by the Trust. The Custodian was selected by the Sponsor. The Custodian has responsibility for opening a special account that holds the Trust’s bitcoin (the “Bitcoin Account”), each Authorized Participant Bitcoin Account and implementing the controls designed by the Sponsor for each account, as well as facilitating the transfer of bitcoin required for the operation of the Trust.

The Marketing Agent

Foreside Fund Services, LLC (the “Marketing Agent”) is responsible for: (1) working with the Administrator to review and approve, or reject, creation and redemption orders of Baskets placed by Authorized Participants with the Administrator; and (2) reviewing and approving the marketing materials prepared by the Trust for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor a unified management fee of [__________]. The Trust will accrue and pay the management fee in bitcoin only. The Sponsor has agreed to pay all operating expenses (except for certain litigation expenses and other extraordinary expenses) out of the Sponsor’s unified management fee.

Custody of the Trust’s Assets

The Trust’s Custodian will maintain custody of the Trust’s bitcoin and is recognized as a qualified custodian under the Advisers Act and 26 USC 408, to keep custody of bitcoin. The Custodian will use military grade security in multiple locations for storage, that will require multiple persons to access the Trust’s Bitcoin Account and to perform transactions on behalf of the Trust. No single person will have exclusive access to the bitcoin themselves.

The Custodian will safeguard the private keys associated with the Trust’s bitcoin using an air-gapped “cold storage” method, that is, computers where the keys are stored are offline and not connected to the internet to prevent any potential risks from cyber-attacks. Private keys are further encrypted and sharded, or separated into multiple shards, before they are stored in offline environments secured by biometric, physical and operational security procedures.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device (for example, a USB thumb drive) or printed medium and scrubbing the keys from all computers. The Custodian may receive deposits of bitcoin but may not transmit bitcoin without using the corresponding private keys. In order to send bitcoin when the private keys are kept in cold storage, the private keys must either be retrieved from cold storage and entered into a software system to “sign” the transaction; or the unsigned transaction must be sent to the “cold” server in which the private keys are held for signing by the private keys. Only at this point may the Custodian transfer the bitcoin.

Private keys, shards or shares are encrypted and stored in multiple physically separated locations. These procedures are designed to prevent the compromising or destruction of a single vault or actions of a single rogue employee.

Each Authorized Participant is required to maintain an Authorized Participant Bitcoin Account at the Trust’s Custodian. In connection with the creation and redemption of Shares, movement of Bitcoin by the Custodian at the request of the Trust never entails movement of the actual bitcoin from one wallet to another. The movement of bitcoin is instead achieved by crediting one party’s account and debiting the other one by updating a form of records or ledgers as the bitcoin is held in an omnibus account. The bitcoin transactions for creations and redemptions never require movement outside of the Custodian’s ecosystem.

The Trust’s Bitcoin Account wallet address is never exposed to the public and the only other bitcoin accounts that it may transfer bitcoin to and receive bitcoin from are Authorized Participants’ Bitcoin Accounts. Movements of Bitcoin associated with the creation and redemption of Shares never leaves the boundaries of the Custodian and Authorized Participants assume the risks associated with the transfer of bitcoin to the Authorized Participants’ Bitcoin Accounts.

See “Custody of the Trust’s Assets” for more information regarding custody and insurance maintained by the Trust.

Plan of Distribution

The Trust is an exchange-traded fund. Barring the forced liquidation of the Trust, the Trust will not purchase or sell bitcoin directly. Instead, when it sells or redeems its Shares, it will do so in “in-kind” transactions in blocks of 100,000 Shares called “Baskets” at the Trust’s net asset value (“NAV”). Only Authorized Purchasers may purchase or redeem Shares with the Trust, and they will do so by delivering bitcoin to the Trust in exchange for Shares when they purchase Shares; conversely, the Trust will deliver bitcoin to such Authorized Participants when they redeem Shares from the Trust. The initial Authorized Participant is expected to be [__________]. Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Investors who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the then current NAV of the Shares of the Trust.

Investors who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under a ticker symbol to be announced prior to commencement of trading.

Federal Income Tax Considerations

Owners of Shares are treated, for United States federal income tax purposes, as if they owned a proportionate share of the assets of the Trust. They are also viewed as if they directly received a proportionate share of any income of the Trust, or as if they had incurred a proportionate share of the expenses of the Trust. Consequently, each sale of bitcoin by the Trust (which includes under current Internal Revenue Service (“IRS”) guidance using bitcoin to pay expenses of the Trust) constitutes a taxable event to shareholders. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

Use of Proceeds

Proceeds received by the Trust in the form of deposits from the issuance of Baskets consist of bitcoin. Such deposits are held by the Custodian on behalf of the Trust until (i) delivered to Authorized Participants in connection with redemptions of Baskets or (ii) accrued and distributed to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

Principal Investment Risks of an Investment in the Trust

An investment in the Trust involves risks. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page [__].

Risks Associated with Bitcoin

Bitcoin is a relatively new technological innovation with a limited history. There is no assurance that usage of bitcoin will continue to grow. A contraction in use or adoption of bitcoin may result in increased volatility or a reduction in the price of bitcoin, which could adversely impact the value of the Shares. Sales of newly created or “mined” bitcoin may cause the price of bitcoin to decline, which could negatively affect an investment in the Shares. Bitcoin trading prices have exhibited high levels of volatility, and in some cases such volatility has been sudden and extreme. Because of such volatility, shareholders could lose all or substantially all of their investment in the Trust. Regulation of bitcoin and the Bitcoin network continues to evolve in both the U.S. and foreign jurisdictions, which may restrict the use of bitcoin or otherwise impact the demand for bitcoin.

Disruptions at bitcoin trading platforms (including in the OTC market and on exchanges) could adversely affect the availability of bitcoin and the ability of Authorized Participants to purchase or sell bitcoin and therefore their ability to create and redeem Shares of the Trust. The loss or destruction of certain “private keys” or shards or shares of those keys could prevent the Trust from accessing its bitcoin. Loss of these private keys or shards may be irreversible and could result in the loss of all or substantially all of an investment in the Trust.

Risks Associated with Investing in the Trust

Investors may choose to use the Trust as means of investing indirectly in bitcoin. As noted, there are significant risks and hazards inherent in the bitcoin market that may cause the price of bitcoin to widely fluctuate. Investors considering a purchase of Shares of the Trust should carefully consider how much of their total assets should be exposed to the bitcoin market, and should fully understand, be willing to assume, and have the financial resources necessary to withstand, the risks involved in the Trust’s investment strategy, and be in a position to bear the potential loss of their entire investment in the Trust.

There is no assurance as to whether the Trust will be profitable or meet its expenses and liabilities. Any investment made in the Trust may result in a total loss of the investment.

The Trust’s return may not match the performance of the CME CF Bitcoin Reference Rate because the Trust incurs operating expenses. The NAV of the Trust may not always correspond to the market price of its Shares for a number of reasons, including price volatility, trading activity, normal trading hours for the Trust, the calculation methodology of the NAV, and/or the closing of bitcoin trading platforms due to fraud, failure, security breaches or otherwise. As a result, although all creations and redemptions will take place in-kind, Baskets may be created or redeemed at a dollar value that differs from the market price of the Shares.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, as well as information found in documents incorporated by reference in this prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Risks Associated with bitcoin and the Bitcoin Network

Bitcoin is a new technological innovation with a limited operating history.

Bitcoin has a limited history of operations (roughly ten years) and there is no established performance record for the price of bitcoin on the bitcoin market that can provide an adequate basis for evaluating an investment in bitcoin. Although past performance is not necessarily indicative of future results, if bitcoin had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Trust.

The price of Bitcoin on the bitcoin market has exhibited periods of extreme volatility, which could have a negative impact on the performance of the Trust.

The price of bitcoin as determined by the bitcoin market has experienced periods of extreme volatility and may be influenced by, among other things, trading activity and the closing of bitcoin trading platforms due to fraud, failure, security breaches or otherwise. Speculators and investors who seek to profit from trading and holding bitcoin generate a significant portion of bitcoin demand. Such speculation regarding the potential future appreciation in the value of bitcoin may inflate the price of bitcoin. Conversely, a decrease in demand or speculation for, or government regulation and the perception of onerous regulatory actions, may cause a drop in the price of bitcoin. Developments related to the Bitcoin network’s operations, individual bitcoin exchanges and the overall bitcoin market also contribute to the volatility in the price of bitcoin. These factors may continue to increase the volatility of the price of bitcoin, which may have a negative impact on the performance of the Trust.

Bitcoin exchanges on which bitcoin trades are relatively new and, in some cases, largely unregulated, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust.

Over the past several years, a number of bitcoin exchanges have been closed or faced issues due to fraud, failure, security breaches or governmental regulations. The nature of the assets held at bitcoin exchanges makes them appealing targets for hackers and a number of bitcoin exchanges have been victims of cybercrimes. In many of these instances, the customers of such bitcoin exchanges were not compensated or made whole for the partial or complete losses of their account balances in such bitcoin exchanges. No bitcoin exchange is immune from these risks. While the Trust itself does not buy or sell bitcoin on bitcoin exchanges, the loss of confidence in bitcoin exchanges and in the bitcoin market overall can slow down the mass adoption of bitcoin. Further, the failure of the bitcoin market or any other major component of the overall bitcoin ecosystem can have an adverse effect on the price of bitcoin and could therefore have a negative impact on the performance of the Trust.

A decline in the adoption of bitcoin could negatively impact the performance of the Trust.

Bitcoin’s adoption has been increasing since bitcoin first gained mass media attention in 2013. It is increasingly accepted as a form of payment in the U.S. and abroad and is gaining widespread use as a non-sovereign store of value for investors. Adoption, however, has been limited in some respects when compared with the increase in the price of bitcoin as determined by the bitcoin market. The continued adoption of bitcoin will require growth in its usage and in the usage of the Bitcoin Blockchain for various applications, as well as an accommodating regulatory environment. A lack of expansion in usage of bitcoin and the Bitcoin Blockchain could adversely affect the market for bitcoin and may have a negative impact on the performance of the Trust. Even if growth in bitcoin adoption continues in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term. A contraction in use of bitcoin may result in increased volatility or a reduction in the price of bitcoin, which could adversely impact the value of an investment in the Trust.

Sales of new bitcoin may cause the price of bitcoin to decline, which could negatively affect an investment in the Trust.

Newly created bitcoin (“newly mined bitcoin”) are generated through a process referred to as “mining.” If entities engaged in bitcoin mining choose not to hold the newly mined bitcoin, and, instead, make them available for sale, there can be downward pressure on the price of bitcoin. A bitcoin mining operation may be more likely to sell a higher percentage of its newly created bitcoin, and more rapidly so, if it is operating at a low profit margin, thus reducing the price of bitcoin. Lower bitcoin prices may result in further tightening of profit margins for miners and decreasing profitability, thereby potentially causing even further selling pressure. Diminishing profit margins and increasing sales of newly mined bitcoin could result in a reduction in the price of bitcoin, which could adversely impact an investment in the Shares.

The loss or destruction of a private key required to access bitcoin may be irreversible.

Transfers of bitcoin among users are accomplished via bitcoin transactions (i.e., sending bitcoin from one user to another). The creation of a bitcoin transaction requires the use of a unique numerical code known as a “private key.” In the absence of the correct private key corresponding to a holder’s particular bitcoin, the bitcoin is inaccessible. The custody of the Trust’s bitcoin is handled by the Custodian, and the transfer of bitcoin to and from Authorized Participants is directed by the Administrator. The Sponsor has evaluated the procedures and internal controls of the Trust’s Custodian to safeguard the Trust’s bitcoin holdings, as well as the procedures and internal controls of the Trust’s Administrator. If the Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s bitcoin holdings, and the Trust’s private key(s) is (are) lost, destroyed or otherwise compromised and no backup of the private key(s) is (are) accessible, the Trust will be unable to access its bitcoin, which could adversely affect an investment in the Shares of the Trust. In addition, if the Trust’s private key(s) is (are) misappropriated and the Trust’s bitcoin holdings are stolen, the Trust could lose some or all of its bitcoin holdings, which could adversely impact an investment in the Shares of the Trust.

New competing digital assets may pose a challenge to bitcoin’s current market dominance, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin and may have a negative impact on the performance of the Trust.

The Bitcoin network and bitcoin, as an asset, hold a “first-to-market” advantage over other digital assets. This first-to-market advantage has resulted in the Bitcoin network evolving into the most well-developed network of any digital asset. The Bitcoin network enjoys the largest user base and has more mining power in use to secure the Bitcoin Blockchain than any other digital asset. Having a large mining network provides users confidence regarding the security and long-term stability of the Bitcoin network. This in turn creates a domino effect that inures to the benefit of the Bitcoin network – namely, the advantage of more users and miners makes a digital asset more secure, which potentially makes it more attractive to new users and miners, resulting in a network effect that potentially strengthens the first-to-market advantage. However, despite the marked first- mover advantage of the Bitcoin network over other digital assets, it is possible that real or perceived shortcomings in the Bitcoin network, or technological, regulatory or other developments, could result in a decline in popularity and acceptance of bitcoin and the Bitcoin network, and other digital currencies and trading systems could become more widely accepted and used than the Bitcoin network.

A temporary or permanent “fork” of the Bitcoin Blockchain could adversely affect an investment in the Trust.

Bitcoin software is open source. Any user can download the software, modify it and then propose that bitcoin users and miners adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the Bitcoin network remains uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is nonetheless implemented by some users and miners and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork” (i.e., “split”) of the Bitcoin network (and the blockchain), with one version running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two (or more) versions of the Bitcoin network running in parallel, but with each version’s bitcoin lacking interchangeability.

Additionally, a fork could be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software users run.

Forks have occurred already to the Bitcoin Network, including the fork in August 2017 that resulted in the creation of “bitcoin cash”. If another fork occurs, the Trust seek to would hold equal amounts of both the original bitcoin and the alternative forked asset. The Trust has adopted procedures to address situations involving a fork that results in the issuance of new alternative bitcoin that the Trust may receive. Typically, the holder of bitcoin has no discretion in a hard fork; it merely has the right to claim the new bitcoin on a pro rata basis while it continues to hold the same number of bitcoin. The Trust Agreement stipulates that, if such a transaction does occur, the Trust will as soon as possible distribute the new bitcoin in-kind to the Sponsor, as agent for the shareholders, and the Sponsor will sell the new bitcoin and distribute the proceeds to the shareholders, although the Trust is under no obligation to claim the forked asset if doing so will expose the Trust’s (original) bitcoin holdings to risk. A fork of any kind could adversely affect an investment in the Trust or the ability of the Trust to operate and the Trust’s procedures may be inadequate to address the effects of a fork.

The Custodian may or may not support digital assets in the event of a hard fork or airdrop.

Occasionally, the Trust may be entitled to assets as a result of a hard fork or an airdrop. The Custodian has the discretion of whether to support new cryptocurrencies created as a result of a hard fork or an airdrop and may decide to allocate such cryptocurrencies to the Trust on a delayed basis, if at all. If a hard fork or an airdrop occurs and the Custodian has elected to support the new cryptocurrency, then the Trust would hold equal amounts of both the original bitcoin and the new cryptocurrency. As a result, the Trust would need to decide whether to continue to hold, sell or otherwise dispose of the new cryptocurrency. The Trust’s decision to continue to hold the new cryptocurrency would be based on factors such as the market value and liquidity of the original bitcoin versus the new cryptocurrency, the computer processing power devoted by miners to the original network versus the alternative new network, technical stability of the alternative new network and the establishment of a technical and commercial ecosystem for the alternative new network. In the event that the Custodian decides not to support a cryptocurrency issued as a result of a fork or an airdrop, the Trust may have to find alternative arrangements to receive and sell such cryptocurrency. As a result, the Trust may not receive such digital assets, may receive them on a delayed basis, or may be forced to sell at a disadvantageous price, resulting in a material adverse effect on the value of your investment in the Trust.

Increased transaction fees may adversely affect the usage of the Bitcoin Network.

Bitcoin miners collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions. If miners collude in an anticompetitive manner to reject low transaction fees, then bitcoin users could be forced to pay higher fees, thus reducing the attractiveness of the bitcoin network. Bitcoin mining occurs globally, and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Any collusion among miners may adversely impact an investment in the Trust or the ability of the Trust to operate.

Additionally, the reward for successfully mining transactions (called the “block reward”) will decrease over time. In the summer of 2020, the block reward will reduce from 12.5 to 6.25 bitcoin, and to 3.125 bitcoin in 2024. As the block reward continues to decrease over time, the mining incentive structure may transition to a higher reliance on transaction confirmation fees in order to incentivize miners to continue to dedicate processing power to the blockchain. If transaction confirmation fees become too high, the marketplace may be reluctant to use bitcoin. Decreased demand for bitcoin may adversely affect its price, which may adversely affect an investment in the Trust.

Cryptocurrencies are based on developing technologies that are subject to rapid innovation and change. Changes or innovations in cryptocurrencies may occur that affect the bitcoin network and value of bitcoin and that could render bitcoin technology obsolete. Such an occurrence could negatively impact the Trust’s business model and the value of an investment in the Shares.

Cryptocurrencies are based on developing technologies that are characterized by rapid change and innovation. The bitcoin network and bitcoin may become obsolete as significant technological changes or innovations continue to occur in this market. If the bitcoin network is not able to adapt to such changes or innovations, it may not be able to generate interest in the bitcoin network or bitcoin, which may have a material adverse effect on an investment in shares.

The demand for bitcoin may be reduced and prevent the expansion of the bitcoin network to retail merchants and commercial businesses if fees increase for recording transactions in the bitcoin blockchain. This could result in a reduction in the price of bitcoin that could adversely affect an investment in the shares.

As the number of bitcoin awarded for solving a block in the bitcoin blockchain decreases, the incentive for validators to contribute processing power to the bitcoin network will transition to transaction fees. To incentivize validators to continue their operations, the bitcoin network may transition from a set reward to transaction fees earned upon solving for a block. If validators demand higher transaction fees for recording their transactions or a software upgrade automatically charges fees for all transactions, the cost of using bitcoin may increase. If the cost of bitcoin transactions increases, the marketplace may be reluctant to accept bitcoin as a means of payment. increased costs may motivate market participants to switch from bitcoin to another digital asset or back to fiat currency. Decreased use and demand for bitcoin may adversely affect their value and result in a reduction in the bitcoin price and the price of the shares.

As technology advances, validators may be unable to acquire the cryptocurrency mining hardware necessary to develop and launch their operations. A decline in the bitcoin mining population could adversely affect the bitcoin network and an investment in the shares.

Due to the increasing demand for cryptocurrency mining hardware, validators may be unable to acquire the proper mining equipment or suitable amount of equipment necessary to continue their operations or develop and launch their operations. In addition, because successful mining of a cryptocurrency that uses “proof of work” validation requires maintaining or exceeding a certain level of computing power relative to other validators, validators will need to upgrade their mining hardware periodically to keep up with their competition. The development of supercomputers with disproportionate computing power may threaten the integrity of the cryptocurrency market by concentrating mining power, which would make it unprofitable for other validators to mine. The expense of purchasing or upgrading new equipment may be substantial and diminish returns to validators dramatically. A decline in validators may result in a decrease in the value of bitcoin and the value of the Trust.

If profit margins of bitcoin mining operations are not high, bitcoin network validators may elect to immediately sell bitcoin earned by mining, resulting in a reduction in the price of bitcoin that could adversely affect an investment in the shares.

The bitcoin network mining operations have rapidly evolved over the past several years from individual users mining with computer processors, graphics processing units and first-generation ASIC (application-specific integrated circuit) machines. New processing power is predominantly added to the bitcoin network currently by “professionalized” mining operations. Such operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. Significant capital is necessary for mining operations to acquire this hardware, lease operating space (often in data centers or warehousing facilities), afford electricity costs and employ technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior bitcoin network validators and have more defined, regular expenses and liabilities. In addition, mining operations are inclined to immediately sell bitcoin earned from their operations on the “Bitcoin Exchange Market”. In past years, individual validators are believed to have been more likely to hold newly mined bitcoin for more extended periods. The immediate selling of newly mined bitcoin would increase the supply of bitcoin on the bitcoin market, creating downward pressure on the price of bitcoin.

A professional mining operation operating at a low profit margin may be more likely to sell a higher percentage of its newly mined bitcoin rapidly, and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage of the new bitcoin mined each day will be sold into the bitcoin market more rapidly, thereby reducing bitcoin prices. The network effect of reduced profit margins resulting in greater sales of newly mined bitcoin could result in a reduction in the price of bitcoin that could adversely affect an investment in the shares.

Any widespread delays in the recording of transactions on the bitcoin blockchain could result in a loss of confidence in the bitcoin network, which could adversely impact an investment in the shares.

To the extent that any validators cease to record transactions in solved blocks, such transactions will not be recorded on the bitcoin blockchain until a block is solved by a validator who does not require the payment of transaction fees. Validators currently do not have incentives to elect to exclude the recording of such transactions. In the event that incentives to exclude the recording of transactions on the bitcoin blockchain arise (for example, a collective movement among validators or one or more mining pools forcing bitcoin users to pay transaction fees as a substitute for, or in addition to, the award of new bitcoin upon the solving of a block), it could result in greater exposure to double-spending transactions and a loss of confidence in the bitcoin network, which could adversely affect an investment in the shares.

Risks Associated with Investing in the Trust

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor in recruiting and retaining qualified personnel. Smaller or early stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. Accordingly, the Sponsor’s competitors may commercialize a product involving bitcoin more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Trust.

The Trust is subject to market risk.

Market risk refers to the risk that the market price of bitcoin held by the Trust will rise or fall, sometimes rapidly or unpredictably. An investment in the Trust’s Shares is subject to market risk, including the possible loss of the entire principal of the investment.

The NAV of the Trust may not always correspond to the market price of bitcoin and, as a result, Baskets may be created or redeemed at a value that is different from the market price of the Shares.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s bitcoin holdings. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading activity, the closing of bitcoin trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of bitcoin.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share, although all such creations or redemptions must take place in-kind, and the Trust will therefore maintain its intended fractional exposure to a specific amount of bitcoin per Share.

Shareholders also should note that the size of the Trust in terms of total bitcoin held may change substantially over time and as Baskets are created and redeemed.

Authorized Participants’ buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares of the Trust.

Authorized Participants’ purchase of bitcoin in connection with Basket creation orders may cause the price of bitcoin to increase, which will result in higher prices for the Shares. Increases in the bitcoin prices may also occur as a result of bitcoin purchases by other market participants who attempt to benefit from an increase in the market price of bitcoin when baskets are created. The market price of bitcoin may therefore decline immediately after Baskets are created.

Selling activity associated with sales of bitcoin by Authorized Participants in connection with redemption orders may decrease the bitcoin prices, which will result in lower prices for the Shares. Decreases in bitcoin prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of bitcoin by Authorized Participants may have on the price of bitcoin, other exchange-traded products with similar investment objectives (if developed) could represent a substantial portion of demand for bitcoin at any given time and the sales and purchases by such investment vehicles may impact the price of bitcoin. If the price of bitcoin declines, the trading price of the Shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their bitcoin exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient bitcoin liquidity in the market, inability to locate an appropriate hedge counterparty, etc.), such conditions may make it difficult to create or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to bitcoin may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of the Trust and the spread at which the Trust trades on the open market. The market for exchange-traded bitcoin futures contracts has limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of bitcoin and the commercial and speculative interest in the market for the ability to hedge against the price of bitcoin with exchange-traded bitcoin futures contracts.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of bitcoin may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of the Shares encounter any unanticipated difficulties, including, but not limited to, the Trust’s inability in the future to obtain regulatory approvals for the offer and sale of additional Shares after the present offering is completed, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying bitcoin may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline, and the price of the Shares may fluctuate independently of the price of bitcoin and may fall.

The Trust is subject to risks due to its concentration of investments in a single asset class.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset class: bitcoin. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with bitcoin. By concentrating its investment strategy solely in bitcoin, any losses suffered as a result of a decrease in the value of bitcoin can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

The lack of active trading markets for the Shares of the Trust may result in losses on investors’ investments at the time of disposition of Shares.

Although Shares of the Trust are expected to be publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Trust will develop or be maintained. If investors need to sell their Shares at a time when no active market for them exists, the price investors receive for their Shares, assuming that investors are able to sell them, likely will be lower than the price that investors would receive if an active market did exist and, accordingly, a shareholder may suffer losses.

Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV and its market price.

Barring the forced liquidation of the Trust, the Trust does not intend to buy or sell bitcoin directly, but rather, to use in-kind creations and redemptions managed by an Authorized Participant. Nonetheless, risks exist due to possible illiquid markets for bitcoin.

Bitcoin is a new asset with a very limited trading history. Therefore, the markets for bitcoin may be less liquid and more volatile than other markets for more established products, such as futures contracts for traditional physical commodities. It may be difficult to execute a bitcoin trade at a specific price when there is a relatively small volume of buy and sell orders in the bitcoin market. A market disruption can also make it more difficult to liquidate a position or find a suitable counterparty at a reasonable cost.

Market illiquidity may cause losses for the Trust. The large size of the positions that the Trust may acquire will increase the risk of illiquidity by both making the positions more difficult to liquidate and increasing the losses incurred while trying to do so should the Trust need to liquidate its bitcoin, or making it more difficult for Authorized Participants to acquire or liquidate bitcoin as part of the creation and/or redemption of Shares of the Trust. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Trust will typically invest in bitcoin, which is highly concentrated.

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There is no guarantee that the Trust will meet its investment objectives. Factors that may affect the Trust’s ability to meet its investment objective include: (1) Authorized Participants’ ability to purchase and sell bitcoin in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the Bitcoin Network; (3) the bitcoin market becoming illiquid or disrupted; (4) the Trust’s Share prices being rounded to the nearest cent and/or valuation methodologies; (5) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (6) early or unanticipated closings of the markets on which bitcoin trades, resulting in the inability of Authorized Participants to execute intended portfolio transactions; and (7) accounting standards.

The amount of bitcoin represented by the Shares will decline over time.

The amount of bitcoin represented by the shares will continue to be reduced during the life of the Trust due to the transfer of the Trust’s bitcoin to pay for the Trust’s unified management fee, and to potentially pay for certain litigation expenses or other extraordinary expenses. This dynamic will occur irrespective of whether the trading price of the shares rises or falls in response to changes in the price of bitcoin.

Each outstanding share represents a fractional, undivided interest in the bitcoin held by the Trust. The Trust does not generate any income and transfers bitcoin to pay for the Trust’s unified management fee, and to potentially pay for certain litigation expenses or other extraordinary expenses. Therefore, the amount of bitcoin represented by each share will gradually decline over time. This is also true with respect to shares that are issued in exchange for additional deposits of bitcoin over time, as the amount of bitcoin required to create shares proportionally reflects the amount of bitcoin represented by the shares outstanding at the time of such creation unit being created. Assuming a constant bitcoin price, the trading price of the shares is expected to gradually decline relative to the price of bitcoin as the amount of bitcoin represented by the shares gradually declines.

Investors should be aware that the gradual decline in the amount of bitcoin represented by the shares will occur regardless of whether the trading price of the shares rises or falls in response to changes in the price of bitcoin.

Regulatory Risk

Future and current regulations by a United States or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust.

The regulation of bitcoin and related products and services continues to evolve, may take many different forms and will, therefore, impact bitcoin and its usage in a variety of manners. The inconsistent and sometimes conflicting regulatory landscape may make it more difficult for bitcoin businesses to provide services, which may impede the growth of the bitcoin economy and have an adverse effect on consumer adoption of bitcoin. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to operate. Additionally, changes to current regulatory determinations of bitcoin’s status as not being a security, changes to regulations surrounding bitcoin futures or related products, or actions by a United States or foreign government or quasi-governmental agency exerting regulatory authority over bitcoin, the Bitcoin network, bitcoin trading, or related activities impacting other parts of the digital asset market, may adversely impact bitcoin and therefore may have an adverse effect on the value of your investment in the Trust. For further discussion of the evolving nature of cryptocurrency regulation, see Appendix B.

States may require licenses that apply to blockchain technologies, cryptocurrencies, including bitcoin, tokens and token offerings. The Trust or Sponsor may be unable to comply with state licensing requirements or policies, which may materially adversely affect the value of the shares.

In the case of virtual currencies, state regulators such as the New York Department of Financial Services (“NYDFS”) have created new regulatory frameworks. In July 2014, the NYDFS proposed the first U.S. regulatory framework for licensing participants in “virtual currency business activity.” The regulations, known as the “BitLicense,” are intended to focus on consumer protection. The NYDFS issued its final “BitLicense” regulatory framework in June 2015. The “BitLicense” regulates the conduct of businesses that are involved in “virtual currencies” in New York or with New York customers and prohibits any person or entity involved in such activity from conducting such activities without a license.

Other states, such as Texas, have published guidance on how their existing regulatory regimes apply to virtual currencies. Some states, such as New Hampshire, North Carolina and Washington, have amended their state’s statutes to include virtual currencies into existing licensing regimes. While other states, such as California, have attempted or are currently attempting to pass new licensing frameworks similar to that of New York, it is likely that, as blockchain technologies and the use of virtual currencies continues to grow, additional states will take steps to monitor the developing industry.

The issuance of shares may require such state licenses. The effect of any future regulatory action on the Trust, bitcoin, or the shares is impossible to predict, but such change could be substantial and could adversely affect an investment in the Trust.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoin in one or more countries, and ownership of, holding or trading in shares may also be considered illegal and subject to sanctions.

Although currently cryptocurrencies are not regulated or are lightly regulated in most countries, some countries have taken, and may take in the future, regulatory actions that severely restrict the right to acquire, own, hold, sell or use cryptocurrencies or to exchange cryptocurrencies for fiat currency. Such regulatory actions or restrictions could adversely affect an investment in the Trust or result in the termination and liquidation of the Trust at a time that is disadvantageous to investors or may adversely affect an investment in the shares.

The Trust or Sponsor may be subject to a number of regulatory and licensing requirements. If the Trust or Sponsor is not able to satisfy some or all of these requirements, the Sponsor may need to liquidate the Trust.

It is expected that the Trust or Sponsor may be subject to a number of regulatory and licensing requirements that may adversely affect the investment vehicle. Failure to satisfy those requirements may mean that the Sponsor will be unable to manage the Trust as planned, operate in certain jurisdictions or potentially operate at all, which would have severe, adverse consequences on the value of the shares.

The Trust is not a registered investment company and is not subject to the Commodity Exchange Act.

The Trust is not a registered investment company subject to the 1940 Act. Consequently, shareholders of the Trust do not have the regulatory protections provided to shareholders in registered and regulated investment companies, which, for example, require investment companies to have a certain percentage of disinterested directors and regulate the relationship between the investment company and certain of its affiliates. Further, the Trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act (“CEA”), as administered by the Commodity Futures Trading Commission (“CFTC”). The Trust will not engage in “retail commodity transactions” — any bitcoin transaction entered into on a leveraged, margined or financed basis (as described above). Such transactions are deemed to be commodity futures under the CEA and subject to CFTC jurisdiction. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA. Consequently, shareholders will not have the regulatory protections provided to shareholders in CEA-regulated instruments or commodity pools.

Trading on bitcoin exchanges outside the United States is not subject to U.S. regulation, and may be less reliable than U.S. exchanges.

Barring a forced liquidation of the Trust, the Trust does not purchase or sell bitcoin. In the event of a fork, however, the Trust will distribute the forked cryptoasset and return proceeds to the Sponsor, as agent for the shareholders, and the Sponsor will sell the forked cryptoasset and distribute the proceeds to shareholders. Similarly, in the event of a forced liquidation, the Trust may be required to sell bitcoin as well.

To the extent any of the Trust’s trading is conducted on bitcoin exchanges outside the U.S., trading on such exchanges is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges. These factors could adversely affect the performance of the Trust.

Future regulations may require the Trust or the Sponsor to become registered, which may cause the Trust to liquidate.

Current and future legislation, CFTC and SEC rulemaking, and other regulatory developments may impact the manner in which bitcoin are treated for classification and clearing purposes. In particular, bitcoin may be classified by the CFTC as a “commodity interest” under the CEA and certain transactions in bitcoin may be deemed to be commodity futures or bitcoin may be classified by the SEC as a “security” under U.S. federal securities laws. As of the date of this prospectus, the Sponsor is not aware of any rules that have been proposed to regulate bitcoin as a commodity interest or a security. Although several U.S. federal district courts have recently held for certain purposes that bitcoin is a currency or a form of money, these rulings are not definitive and the Sponsor and the Trust cannot be certain as to how future regulatory developments will impact the treatment of bitcoin under U.S. law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to shareholders.

To the extent that bitcoin is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to shareholders.

To the extent that bitcoin is deemed to fall within the definition of a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the 1940 Act and the Advisers Act. The Sponsor or the Trust may be required to register as an investment adviser under the Advisers Act. Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to shareholders.

The Trust is an emerging growth company and the Trust cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares less attractive to investors.

The Trust is an emerging growth company, as defined in the JOBS Act, and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. The Trust cannot predict if investors will find the shares less attractive because of the Trust’s reliance on these exemptions. If some investors find the Trust’s shares less attractive as a result, there may be a less active trading market for the shares and the price of shares may be more volatile.

In addition, under the JOBS Act, the Trust’s independent registered public accounting firm will not be required to attest to the effectiveness of its internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for so long as it is an emerging growth company.

For as long as the Trust takes advantage of the reduced reporting obligations, the information that the Trust provides its shareholders may be different from information provided by other public companies.

Tax Risk

Shareholders could incur a tax liability without an associated distribution of the Trust.

In the normal course of business, it is possible that the Trust could incur a taxable gain in connection with the sale of bitcoin (including deemed sales of bitcoin as a result of the Trust using bitcoin to pay its expenses) that is otherwise not associated with a distribution to shareholders. While purchases and sales of bitcoin are not expected to occur, in the event that this does occur, shareholders may be subject to tax due to the grantor trust status of the Trust even though there is not a corresponding distribution from the Trust.

The tax treatment of bitcoin and transactions involving bitcoin for United States federal income tax purposes may change.

Current IRS guidance indicates that bitcoin should be treated as property for federal income tax purposes and that transactions involving the exchange of bitcoin in return for goods and services should be treated as barter exchanges. Such guidance allows transactions in bitcoin to qualify for beneficial capital gains treatment. However, because bitcoin is a new technological innovation, the United States federal income tax treatment of an investment in bitcoin or in transactions relating to investments in bitcoin, including without limitation the tax treatment of a fork, may evolve and change from those described in this prospectus, possibly with retroactive effect. Any such change in the United States federal income tax treatment of bitcoin may have a negative effect on prices of bitcoin and may adversely affect the value of the Shares. In this regard, the IRS indicated in May 2019 that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving bitcoin. Whether such additional guidance will adversely affect the United States federal income tax treatment of an investment in bitcoin or in transactions relating to investments in bitcoin is unknown.

The tax treatment of bitcoin and transactions involving bitcoin for state and local tax purposes is not settled.

Because bitcoin is a new technological innovation, the tax treatment of bitcoin for state and local tax purposes, including without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of bitcoin for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of bitcoin may have negative consequences, including the imposition of a greater tax burden on investors in bitcoin or the imposition of a greater cost on the acquisition and disposition of bitcoin generally. Any such treatment may have a negative effect on prices of bitcoin and may adversely affect the value of the Shares.

A “fork” of the Bitcoin Blockchain could result in shareholders incurring a tax liability.

If a fork occurs in the Bitcoin Blockchain, the Trust would hold both the original bitcoin and the alternative new bitcoin. The Trust Agreement requires that, if such a transaction occurs, the Trust will as soon as possible distribute the alternative new bitcoin in-kind to the Sponsor, as agent for the shareholders, and the Sponsor will sell the new bitcoin and distribute the proceeds to the shareholders. The receipt, distribution and/or sale of the alternative bitcoin may cause shareholders to incur a United States federal, state, local, or foreign tax liability. Any tax liability could adversely impact an investment in the Shares and may require shareholders to prepare and file tax returns.

Other Risks

The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact an investor’s ability to sell Shares.

The Trust’s Shares are listed for trading on the Exchange under the market symbol “[_____].” Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s Shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Trust’s Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

The market infrastructure of the bitcoin spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

Bitcoin is extremely volatile, and concerns exist about the stability, reliability and robustness of many exchanges where bitcoin trade. In a highly volatile market, or if one or more exchanges supporting the bitcoin market faces an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Bitcoin spot exchanges are not subject to same regulatory oversight as traditional equity exchanges, which could negatively impact the ability of Authorized Participants to implement arbitrage mechanisms.

The trading for spot bitcoin occurs on multiple trading venues that have various levels and types of regulation but are not regulated in the same manner as traditional stock and bond exchanges. If these exchanges do not operate smoothly or face technical, security or regulatory issues, that could impact the ability of Authorized Participants to make markets in the Shares. In such an event, trading in the Shares could occur at a material premium or discount against the then current NAV of the Shares of the Trust.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may create or redeem Baskets. All other investors that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the then current NAV per Share.

The Sponsor is leanly staffed and relies heavily on key personnel to manage advisory activities.

The Sponsor is leanly staffed and relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to shareholders.

The Trust is new. If the Trust does not attract sufficient assets to remain open, then the Trust could be terminated and liquidated at the direction of the Sponsor. Termination and liquidation of the Trust could occur at a time that is disadvantageous to shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to shareholders may be less than those that may be realized in a sale outside of a liquidation context. Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without shareholder approval and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Sponsor.

An investment in the Trust may be adversely affected by competition from other investment vehicles focused on bitcoin or other cryptocurrencies.

The Trust will compete with direct investments in bitcoin, other cryptocurrencies and other potential financial vehicles, possibly including securities backed by or linked to cryptocurrency and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Trust’s control, may make it more attractive to invest in other vehicles, which could adversely affect the performance of the Trust.

Investors cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Investors cannot be assured that the Sponsor will be able to continue to service the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust, the Trust may be adversely affected, as there may be no entity servicing the Trust for a period of time. Such an event could result in termination of the Trust.

Investors may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (2) such other period as the Sponsor determines to be necessary for the protection of the shareholders of the Trust. In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

The liability of the Sponsor and the Trustee is limited, and the value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or material breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the Sponsor may require the assets of the Trust to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of the Trust and the value of its Shares.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

It is possible that third parties might utilize the Trust’s or the Sponsor’s intellectual property or technology, including the use of its business methods and trademarks, without permission. However, the Trust and/or the Sponsor may not have adequate resources to implement procedures for monitoring unauthorized uses of their trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Trust or the Sponsor or claim that the Trust or the Sponsor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Trust or the Sponsor may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the Trust or the Sponsor is successful and regardless of the merits, may result in significant costs, divert its resources from the Trust or the Sponsor, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the internet and the dependence on computer systems to perform necessary business functions, the Trust is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of one or more of the Trust’s third-party service providers (including, but not limited to, the administrator, transfer agent, and the custodian) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of the Trust shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Trust and its shareholders could be negatively impacted as a result. While the Trust has established business continuity plans, there are inherent limitations in such plans.

BITCOIN, BITCOIN MARKET, BITCOIN EXCHANGES AND REGULATION OF BITCOIN

This section of the prospectus provides a more detailed description of bitcoin, including information about the historical development of bitcoin, how a person holds bitcoin, how to use bitcoin in transactions, how to trade bitcoin, the “exchange” market where bitcoin can be bought, held and sold, the bitcoin over-the-counter (“OTC”) market and bitcoin mining. In this prospectus, Bitcoin with an upper case “B” is used to describe the system as a whole that is involved in maintaining the ledger of bitcoin ownership and facilitating the transfer of bitcoin among parties. When referring to the digital asset within the bitcoin network, bitcoin is written with a lower case “b” (except, of course, at the beginning of sentences or paragraph sections, as below).

Bitcoin

Bitcoin is a digital asset that can be transferred among parties via the Internet. Unlike other means of electronic payments such as credit card transactions, one of the advantages of bitcoin is that it can be transferred without the use of a central administrator or clearing agency. Because a central party is not necessary to administer bitcoin transactions or maintain the bitcoin ledger, the term decentralized is often used in descriptions of bitcoin.

Bitcoin Network

Bitcoin was first described in a white paper released in 2008 and published under the name “Satoshi Nakamoto.” The protocol underlying Bitcoin was subsequently released in 2009 as open source software and currently operates on a worldwide network of computers.

The first step in using bitcoin for transactions is to download specialized software referred to as a “bitcoin wallet.” A user’s bitcoin wallet can run on a computer or smartphone and can be used both to send and to receive bitcoin. Within a bitcoin wallet, a user can generate one or more unique “bitcoin addresses,” which are conceptually similar to bank account numbers. After establishing a bitcoin address, a user can send or receive bitcoin from his or her bitcoin address to another user’s address. Sending bitcoin from one bitcoin address to another is similar in concept to sending a bank wire from one person’s bank account to another person’s bank account.

The amount of bitcoin associated with each bitcoin address is listed in a public ledger, referred to as the “blockchain.” Copies of the blockchain exist on thousands of computers on the Bitcoin network throughout the Internet. A user’s bitcoin wallet will either contain a copy of the blockchain or be able to connect with another computer that holds a copy of the blockchain.

When a bitcoin user wishes to transfer bitcoin to another user, the sender must first request a bitcoin address from the recipient. The sender then uses his or her bitcoin wallet software to create a proposed addition (often referred to as a “transaction”) to the blockchain. The proposal would reduce the sender’s address and increase the recipient’s address by the amount of bitcoin desired to be transferred. The proposal is completely digital in nature, similar to a file on a computer, and it can be sent to other computers participating in the Bitcoin network.

Bitcoin Protocol

The Bitcoin protocol is built using open source software allowing for any developer to review the underlying code and suggest changes. There is no official company or group that is responsible for making modifications to Bitcoin. There are, however, a number of individual developers that regularly contribute to a specific distribution of Bitcoin software known as the “Bitcoin Core.” There are many other compatible versions of Bitcoin software, but Bitcoin Core provides the de-facto standard for the Bitcoin protocol. The developers responsible for maintaining Bitcoin Core, or the “Bitcoin Core Maintainers’” are employed by a number of entities including the MIT Media Labs’ Digital Currency Initiative, Chaincode Labs and Blockstream Corp.

Significant changes to the Bitcoin protocol are typically accomplished through a so-called “Bitcoin Improvement Proposal” or BIP. Such proposals are generally posted on websites, and the proposals explain technical requirements for the protocol change as well as reasons why the change should be accepted. New versions of Bitcoin Core can be approved by several developers. Upon its inclusion in the most recent version of Bitcoin Core, a new BIP becomes part of the Bitcoin protocol. Several BIPs have been implemented since 2011 and have provided various new features and scaling improvements.

Because Bitcoin has no central authority, the implementation of a change is achieved by users and miners downloading and running updated versions of Bitcoin Core or other Bitcoin software that abides by the Bitcoin protocol. Users and miners must accept any changes made to the bitcoin source code by downloading the proposed modification of the Bitcoin network’s source code. A modification of the Bitcoin network’s source code is only effective with respect to the bitcoin users and miners that download it. If an incompatible modification is accepted only by a percentage of users and miners, a division in the Bitcoin network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork” in the Bitcoin network.

Such a fork in the Bitcoin network occurred on August 1, 2017, when a group of developers and miners accepted certain changes to the Bitcoin network software intended to increase transaction capacity. Blocks mined on this network now diverge from blocks mined on the Bitcoin network, which has resulted in the creation of a new blockchain whose digital asset is referred to as “bitcoin cash.” Bitcoin and bitcoin cash now operate as separate, independent networks, and have distinct related assets (bitcoin and bitcoin cash). It is possible that additional “forks” will occur in the future.

The Trust has adopted the following procedures to address situations involving a fork that results in the issuance of new cryptocurrency (“New Coin”) that the Trust may receive. Typically, the holder of bitcoin has no discretion in a hard fork transaction; it merely receives the New Coin while it continues to hold the same number of bitcoin. The Trust Agreement stipulates that if such a transaction does occur, the Trust will as soon as possible distribute the New Coin in-kind to the Sponsor, as agent for the shareholders, and the Sponsor will sell the New Coin and distribute the proceeds to the shareholders. The Trust is under no obligation to claim the forked asset if doing so will expose the Trust’s (original) bitcoin holdings to risk.

Bitcoin Transactions

A bitcoin transaction is similar in concept to an irreversible digital check. The transaction contains the sender’s bitcoin address, the recipient’s bitcoin address, the amount of bitcoin to be sent, a transaction fee and the sender’s digital signature. The sender’s use of his or her digital signature enables participants on the Bitcoin network to verify the authenticity of the bitcoin transaction.

A user’s digital signature is generated via usage of the user’s so-called “private key,” one of two numbers in a so-called cryptographic “key pair.” A key pair consists of a “public key” and its corresponding private key, both of which are lengthy alphanumeric codes, derived together and possessing a unique relationship.

Public keys are bitcoin addresses that are publicly known and can accept a bitcoin transfer. Private keys are used to sign transactions that initiate the transfer of bitcoin from a sender’s bitcoin address to a recipient’s bitcoin address. Only the holder of the private key associated with a particular bitcoin address can digitally sign a transaction proposing a transfer of bitcoin from that particular bitcoin address.

A user’s bitcoin address may be safely distributed, but a user’s private key must be kept in accordance with appropriate controls and procedures to ensure it is used only for legitimate and intended transactions. Only by using a private key can a bitcoin user create a digital signature to transfer bitcoin to another user. In addition, if an unauthorized third person learns of a user’s private key, that third person could forge the user’s digital signature and send the user’s bitcoin to any arbitrary bitcoin address, thereby stealing the user’s bitcoin.

The usage of key pairs is a cornerstone of the Bitcoin network. This is because the use of a private key is the only mechanism by which a bitcoin transaction can be signed. If a private key is lost, the corresponding bitcoin is thereafter permanently non-transferable. Moreover, the theft of a private key enables the thief immediate and unfettered access to the corresponding bitcoin.

Bitcoin users must therefore understand that in this regard, bitcoin is similar to cash: that is, the person or entity in control of the private key corresponding to a particular quantity of bitcoin has de facto control of the bitcoin. For large quantities of bitcoin, holders often embrace sophisticated security measures. For a discussion of how the Trust secures its bitcoin, see “Custody of the Trust’s Assets” below.

The Bitcoin network incorporates a system to prevent double spending of a single bitcoin. To prevent the possibility of double spending a single bitcoin, each validated transaction is recorded, time stamped and publicly displayed in a “block” in the Bitcoin Blockchain, which is publicly available. Thus, the Bitcoin network provides confirmation against double-spending by memorializing every transaction in the Bitcoin Blockchain, which is publicly accessible and downloaded in part or in whole by all users of the Bitcoin network software program.

The process by which bitcoin are created and bitcoin transactions are verified is called mining. To begin mining, a user, or “miner,” can download and run a mining “client,” which, like regular Bitcoin network software programs, turns the user’s computer into a “node” on the Bitcoin network, and in this case has the ability to validate transactions and add new blocks of transactions to the Blockchain.

Miners, through the use of the bitcoin software program, engage in a set of prescribed complex mathematical calculations in order to verify transactions and compete for the right to add a block of verified transactions to the Bitcoin Blockchain and thereby confirm bitcoin transactions included in that block’s data. The miner who successfully adds a block of transactions to the Bitcoin Blockchain is rewarded by a grant of bitcoin. Bitcoin is created and allocated by the Bitcoin network protocol and distributed through a “mining” process subject to a strict, well-known issuance schedule. The supply of bitcoin is programmatically limited to 21 million bitcoin.

Confirmed and validated bitcoin transactions are recorded in blocks added to the Bitcoin Blockchain. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of bitcoin to the miner who added the new block. Each unique block can only be solved and added to the Bitcoin Blockchain by one miner; therefore, all individual miners and mining pools on the Bitcoin network often engage in a competitive process of constantly increasing their computing power to improve their likelihood of solving for new blocks. As more miners join the Bitcoin network and its processing power increases, or if miners leave the Bitcoin network and its processing power declines, the Bitcoin network adjusts the complexity of a block-solving equation to maintain a predetermined pace of adding a new block to the Bitcoin Blockchain approximately every ten minutes.

Bitcoin Market and Bitcoin Exchanges

In addition to using bitcoin to engage in transactions, investors may purchase and sell bitcoin to speculate as to the value of bitcoin in the bitcoin market, or as a long-term investment to diversify their portfolio. The value of bitcoin within the market is determined, in part, by the supply of and demand for bitcoin in the bitcoin market, market expectations for the adoption of bitcoin by individuals, the number of merchants that accept bitcoin as a form of payment and the volume of private end-user-to-end-user transactions.

A bitcoin exchange provides investors with a way to purchase and sell bitcoin, similar to stock exchanges like the New York Stock Exchange or NASDAQ, which provide ways for investors to buy stocks and bonds in the so-called “secondary market.” Bitcoin exchanges operate websites designed to permit investors to open accounts with the exchange and then purchase and sell bitcoin. The Sponsor believes that the vast majority of spot trading volume of bitcoin takes place on a limited number of exchanges.

As with conventional stock exchanges, an investor opening a trading account must deposit an accepted government-issued currency into their account with the exchange, or a previously acquired digital asset, before they can purchase or sell assets on the exchange. Note that the process of establishing an account with a bitcoin exchange and trading bitcoin is different from, and should not be confused with, the process of users sending bitcoin from one bitcoin address to another bitcoin address to pay for goods and services. This latter process is an activity that occurs wholly within the confines of the Bitcoin network, while the former is an activity that occurs entirely on private websites.

Although bitcoin was the first digital asset, in the ensuing years, the number of digital assets, market participants and companies in the space has increased dramatically. In addition to bitcoin, other well-known digital assets include ethereum, XRP, bitcoin cash, and litecoin. The category and protocols are still being defined and evolving. Prior to 2017, bitcoin accounted for approximately 85% or more of the total market capitalization of all cryptocurrencies. By September 2019, this figure had dropped to around 69% as other cryptocurrencies launched and/or grew faster than bitcoin.

The Sponsor believes that the bitcoin market has matured significantly in recent years. In particular, the introduction of bitcoin futures in December 2017 has fundamentally transformed the bitcoin market by creating a two-sided market and efficient hedging for the first time. In addition, subsequent to the introduction of bitcoin futures, in early 2018, a large number of sophisticated market makers entered the bitcoin market, applying large balance sheets and tech-enabled trading platforms that further improved the quality of the market. By summer 2018, most major market makers were either present in the bitcoin market or actively exploring the space. In addition, over the course of 2018, a significant and efficient short lending market in bitcoin developed, with volume growing over the course of the year and into 2019. Also, new regulations, including the imposition of market surveillance and reporting requirements by the NYDFS through its BitLicense regulation, and the expansion of this regulation to cover a larger number of the ten spot bitcoin exchanges accounting for substantially all of the economically significant trading of bitcoin in the spot market, has further improved market quality. The Sponsor believes that the launch of futures, the arrival of major market makers, the development of lending and improved regulation and oversight have combined to dramatically improve the efficiency of the bitcoin market in 2018 and 2019, creating a dynamic, institutional-quality, two-sided market for the first time.

As discussed in more detail below, the Trust will not directly purchase or sell bitcoin. Instead, Authorized Participants will deliver bitcoin to the Trust in exchange for Shares of the Trust, and the Trust will deliver bitcoin to Authorized Participants when those Authorized Participants redeem Shares of the Trust. The Trust will use the value of the CME CF Bitcoin Reference Rate in order to price its NAV at the end of every business day.

Authorized Participants will have the option of purchasing and selling bitcoin used in Basket transactions with the Trust either on bitcoin exchanges or in the OTC markets. OTC trading of bitcoin is generally accomplished via bilateral agreements on a principal-to-principal basis. All risks and issues related to creditworthiness are between the parties directly involved in the transaction.

The OTC market provides a relatively flexible market in terms of quotes, price, size, and other factors. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price – often via phone or email – and then one of the two parties will then initiate the transaction. For example, a seller of bitcoin could initiate the transaction by sending the bitcoin to the buyer’s bitcoin address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trading tends to be in large blocks of bitcoin. OTC market participants include institutional entities, such as hedge funds, family offices, private wealth managers, high-net-worth individuals that trade bitcoin on a proprietary basis, and brokers that offer two-sided liquidity for bitcoin. In practice, many OTC trades are hedged and eventually settled with concomitant trades on bitcoin spot exchanges.

Regulation of Bitcoin

Bitcoin and other cryptocurrencies have increasingly attracted attention from U.S. and foreign regulators. Such regulatory attention has included enforcement actions for violations of securities and commodities laws, as well as the release of regulatory guidance explaining how existing regulatory regimes apply to cryptocurrencies, and orders approving certain cryptocurrency-related products.

In the U.S., the SEC, CFTC, U.S Department of the Treasury, and the New York Department of Financial Services have been particularly active in regulating bitcoin and other cryptocurrencies. Internationally, regulators in the United Kingdom, Switzerland, France, Germany, Australia, Japan, South Korea, Singapore, and China have taken active roles in the regulation of bitcoin and other cryptocurrencies. For further discussion of the evolving nature of such cryptocurrency regulation, see Appendix B.

With respect to investment products with structures and investment objectives similar to that of the Trust, the SEC has focused closely on certain risks. For example, in the SEC’s “ORDER SETTING ASIDE ACTION BY DELEGATED AUTHORITY AND DISAPPROVING A PROPOSED RULE CHANGE, AS MODIFIED BY AMENDMENTS NO. 1 AND 2, TO LIST AND TRADE SHARES OF THE WINKLEVOSS BITCOIN TRUST” (the “Winklevoss Order”), the SEC disapproved the listing of a bitcoin ETF’s shares, noting that the applicant had not met its burden of demonstrating compliance with regulatory requirements. Specifically, the SEC expressed concerns about potential manipulation in the bitcoin market and on bitcoin exchanges, the effects such potential manipulation could have on a bitcoin ETF, and the inability to surveil a related market of significant size.

The SEC provided two approaches that a bitcoin ETF can take for demonstrating compliance with regulatory requirements regarding market manipulation. The first approach is to demonstrate that the bitcoin market is uniquely resistant to market manipulation and fraudulent activity. The second approach is to prove that the listing exchange has entered into a surveillance sharing agreement with a regulated market of significant size. In order to address the concerns raised in the Winklevoss Order, the Sponsor has analyzed the bitcoin market in order to design the structure of the Trust.

Specifically, as discussed in further detail in the following sections, the Sponsor will use the CME CF Bitcoin Reference Rate in order to value the bitcoin it holds. The CME CF Bitcoin Reference Rate was created by the CME to facilitate financial products based on Bitcoin. The CME CF Bitcoin Reference Rate is the rate on which Bitcoin futures contracts are cash settled in U.S. dollars at the CME and serves as a reference rate in the settlement of financial derivatives based on the price of Bitcoin. The Sponsor believes that the CME CF Bitcoin Reference Rate provides an accurate reference to the average spot price of Bitcoin.

THE TRUST AND BITCOIN PRICES

Overview of the Trust

The Trust’s investment objective is to provide exposure to bitcoin at a price that is reflective of the actual bitcoin market where investors purchase and sell bitcoin, less the expenses of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold bitcoin; in seeking to ensure that the price of the Trust’s Shares is reflective of the actual bitcoin market, the Trust will value its Shares daily as determined by the CME CF Bitcoin Reference Rate, process all creations and redemptions in-kind, and accrue its management fee solely in bitcoin.

The Sponsor believes that the Trust will provide a cost-efficient way for investors to implement strategic and tactical asset allocation strategies that use bitcoin by investing in the Trust’s Shares rather than purchasing, holding and trading bitcoin directly. The latter alternative would require selecting a bitcoin exchange and opening an account or arranging a private transaction, establishing a personal computer system capable of transacting directly on the blockchain, and incurring the risk associated with maintaining and protecting a private key that is irrecoverable if lost, among other difficulties.

Net Asset Value

The NAV of the Trust is the aggregate value of the Trust’s assets less its liabilities (which include estimated accrued but unpaid fees and expenses). In determining the NAV of the Trust, the Administrator values the bitcoin held by the Trust on the basis of the price of bitcoin as determined by the CME CF Bitcoin Reference Rate. The Administrator determines the NAV of the Trust on each day the Exchange is open for regular trading. The NAV for a normal trading day will be released after 4:00 p.m. EST. The Administrator also determines the NAV per Share, which equals the NAV of the Trust, divided by the number of outstanding Shares.

In addition, in order to provide updated information relating to the Trust for use by investors and market professionals, the Exchange will calculate and disseminate throughout the core trading session on each trading day an updated Intraday Indicative Value (“IIV”). The IIV will be calculated by using the prior day’s closing per Share NAV of the Trust as a base and updating that value throughout the trading day to reflect changes in the most recently reported price level of the CME CF Bitcoin Real — Time Index (“BRTI”), as reported by CME Group, Bloomberg, L.P. or another reporting service. The CME CF BRTI is calculated in real time based on the Relevant Order Books of all Constituent Platforms (defined below). A “Relevant Order Book” is the universe of the currently unmatched limit orders to buy or sell in the BTC/USD pair that is reported and disseminated by CF Benchmarks Ltd., as the CME CF BRTI calculation agent.

The CME CF Bitcoin Reference Rate

The CME CF Bitcoin Reference Rate was created to facilitate financial products based on Bitcoin. It serves as a once-a-day reference rate of the U.S. dollar price of Bitcoin (USD/BTC). The CME CF Bitcoin Reference Rate is the rate on which bitcoin futures contracts are cash-settled in U.S. dollars at the CME and serves as a reference rate in the settlement of financial derivatives based on the price of Bitcoin. The CME CF Bitcoin Reference Rate may also serve as a reference rate in the net asset value calculation of exchange traded products.

The CME CF Bitcoin Reference Rate, which has been calculated and published since November 2016, aggregates the trade flow of several Bitcoin spot exchanges, during a calculation window into the U.S. dollar price of one Bitcoin as of 4:00 p.m. London time. Specifically, the CME CF Bitcoin Reference Rate is calculated based on the “Relevant Transactions” (as defined below) of all of its constituent trading platforms, which are currently Bitstamp, Coinbase Pro, itBit, Kraken and Gemini (the “Constituent Platforms”), as follows:

•	All Relevant Transactions are added to a joint list, recording the trade price and size for each transaction.

•	The list is partitioned into a number of equally-sized time intervals.

•

For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions, i.e. across all Constituent Platforms. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.

•	The CME CF Bitcoin Reference Rate is then determined by the equally-weighted average of the volume-weighted medians of all partitions.

The CME CF Bitcoin Reference Rate does not include any futures prices in its methodology. A “Relevant Transaction” is any “cryptocurrency versus legal tender spot trade that occurs during the TWAP Period” on a Constituent Platform in the BTC/USD pair that is reported and disseminated by the calculation agent for the CME CF Bitcoin Reference Rate (the “Calculation Agent”). “TWAP” refers to the Time Weighted Average Price period for which trade data is observed, or 60 minutes.

The Sponsor believes that the CME CF Bitcoin Reference Rate provides an accurate reference to the average spot price of Bitcoin. The Sponsor further believes that the methodology employed in constructing the CME CF Bitcoin Reference Rate, specifically its use of medians in filtering out small trades, makes the CME CF Bitcoin Reference Rate more resistant to manipulation than other measurements that employ different methodologies. In addition, the Sponsor notes that the CME CF Bitcoin Reference Rate included over $3 billion in bitcoin trades (approximately 607,000 bitcoins) during the one-year period ended March 31, 2019. Finally, an oversight committee is responsible for regularly reviewing and overseeing the methodology, practice, standards and scope of the CME CF Bitcoin Reference Rate to ensure that it continues to accurately track the spot prices of Bitcoin.

CME GROUP MARKET DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR THE TRUST’S PRODUCTS. CME GROUP HAS NO OTHER CONNECTION TO THE TRUST’S PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY OF THE TRUST’S PRODUCTS OR SERVICES. CME GROUP HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE TRUST’S PRODUCTS AND SERVICES. CME GROUP DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY MARKET DATA LICENSED TO THE TRUST AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN CME GROUP AND THE TRUST.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Trust

The Trust is a Delaware statutory trust, formed pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the Trust Agreement dated as of [__________]. [__________], a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on [__________].

The Trust is not registered as an investment company under the 1940 Act and is not required to register under such act. The Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. The Trust is not a commodity pool for purposes of the CEA and neither the Sponsor, nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the Shares.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of baskets. The creation and redemption of baskets requires the delivery to the Trust or the distribution by the Trust of the amount of bitcoin represented by the NAV of the baskets being created or redeemed. The total amount of bitcoin required for the creation of baskets will be based on the combined net assets represented by the number of baskets being created or redeemed.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor a unified management fee of [_____]. The Trust will accrue and pay the management fee in bitcoin only. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor’s unified management fee.

Termination of the Trust

The Sponsor will notify shareholders at least 30 days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

•	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

•

180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

•	The SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that termination of the Trust is advisable;

•	The CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Sponsor has made the determination that termination of the Trust is advisable;

•

The Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

•	A United States regulator requires the Trust to shut down or forces the Trust to liquidate its bitcoin;

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Any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of bitcoin for purposes of determining the NAV of the Trust;

•	The Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

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The Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

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60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

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The Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

•

The Sponsor elects to terminate the Trust after the Trustee, Administrator, or the Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor in its sole discretion. In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.

Upon termination of the Trust, following completion of winding up of its business by the Sponsor, the Trustee, upon written directions of the Sponsor, will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender baskets and receive therefor the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law.

THE TRUST’S SERVICE PROVIDERS

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will not exercise day-to-day oversight over the Trustee or the Custodian. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor’s unified management fee.

The principal office of the Sponsor is:

Kryptoin Investment Advisors LLC

1049 El Monte Avenue, Suite 782

Mountain View, CA 94040

(905) 597-2636

Officers of the Sponsor

The following is a biographical summary of the business experience of each of the officers, directors and other key employees of the Sponsor:

Jason Toussaint is Head of Exchange Traded Products for the Sponsor and has served in such capacity since its inception in September 2019. Mr. Toussaint has more than 20 years of experience in the investments and ETF industry with a focus on portfolio management, quantitative strategy and business development. He was previously CEO of World Gold Trust Services, Sponsor of the SPDR Gold Shares (GLD), the world’s largest gold ETF, where he led the growth in assets to more than US$78 billion. He was also Managing Director and Global Head of Investment at the World Gold Council. He was previously Senior Vice President of Northern Trust Global Investments in London and Head of Asia for Morgan Stanley Capital International in Hong Kong. Earlier in his career, Mr. Toussaint was a fixed income portfolio manager at JP Morgan Asset Management in New York.

Donnie Kim is the Chief Operating Officer of the Sponsor and has been involved in digital assets and exchange traded products since April 2017. Mr. Kim has demonstrated experience for executing the necessities of growing businesses with extensive skills in marketing, publishing, application and systems development as well as business development. He also serves as the founder and Chief Executive Officer of Kryptoin ETF Systems, which is an advisor and developer for Index Token technology.

Jim Hong is the Head Analyst for the Sponsor who was an early adopter for Blockchain technologies. He serves as an industry analyst and advocate in both Bitcoin and ETFs. Currently he is head of research of systems and trends within both sectors to advise the Sponsor. Mr. Hong was a former Senior Investment Valuations Coordinator and Administrator with State Street Global Advisors, with extensive experience with micro and macro data analysis.

The Trustee

[__________], a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

General Duty of Care of Trustee

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign at any time by giving at least 30 days advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least 30 days advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

The Administrator

Under the Trust Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities to provide such services.

The Custodian

The Custodian is responsible for safekeeping the bitcoin owned by the Trust. The Custodian was selected by the Sponsor. The Custodian has responsibility for opening the Trust’s Bitcoin Account, each Authorized Participant Bitcoin Account (as defined below) and implementing the controls designed by the Sponsor for each account, as well as facilitating the transfer of bitcoin required for the operation of the Trust.

The Transfer Agent

The Transfer Agent: (1) issues and redeems Shares of the Trust; (2) responds to correspondence by Trust shareholders and others relating to its duties; (3) maintains shareholder accounts; and (4) makes periodic reports to the Trust.

The Marketing Agent

The Marketing Agent is responsible for: (1) working with the Administrator to review and approve, or reject, creation and redemption orders of Baskets placed by Authorized Participants with the Administrator; and (2) reviewing and approving the marketing materials prepared by the Trust for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

CUSTODY OF THE TRUST’S ASSETS

Custody Background

The market for digital assets has evolved dramatically since the release of Satoshi Nakamoto’s Bitcoin white paper over a decade ago. Today there are over 2,000 coins and tokens, and there are many parallels between the development of digital assets and traditional asset classes such as stocks, bonds and commodities.

Digital assets are being recognized as stores of value with conveniences such as liquidity on tradable exchanges, unlimited storage capacity, fungibility and speed of transferability to name a few. Just as with stocks, bonds or commodities, investors look to keep these assets safe from theft or loss.

Solutions designed to keep these digital assets safe have also continued to develop with offline Air Gapped Storage, multi-signature protocols and other security measures aimed to increase investor confidence by keeping their assets more secure. However, for institutions holding digital assets on behalf of their clients, some of these measures may not be sufficient.

Most digital assets function as cryptographic bearer instruments, the keys to which, once lost or stolen, render the asset inaccessible and unrecoverable to its rightful owner. As a consequence, this possibility has made the need for secure custodianship one of the most important issues facing the digital assets market today. Therefore, how custody is managed and implemented is vital in order to achieve sound financial principles.

Digital Asset Custody Today

It is important to remember that with digital assets, such as Bitcoin, individuals can hold potentially an unlimited amount of currency, almost anywhere. Furthermore, unlike physical paper and metals, digital assets do not require traditional safes and vaults typically associated with banks.

This unprecedented portability, accessibility, and spendability of such assets is groundbreaking and fascinating at the same time. However, along with this new technology has come a whole new set of risks. When Bitcoin was first traded, there were no offline storage products or third-party services available to keep it safe. As Bitcoin became more prominent and interest in Bitcoin increased, additional digital tokens emerged, and the ecosystem began to rapidly develop, creating a new variety of services to keep these digital assets more secure.

As part of this evolution, exchanges —unlike regulated stock exchanges—took on the custody of digital assets in addition to providing a venue for trading. However, it has become apparent that exchanges, by themselves, are not immune to security failures. This has resulted in institutional concerns for client safety which has fueled greater demand for separate custodial services separate from exchanges that can provide safer and more secure storage for digital assets.

There are aspects to the custody of digital assets that contrast sharply with the security necessary for the safekeeping of stocks and other types of assets. These distinctive features present a number of challenges, the most notable being how to secure the private keys of the owners of the digital assets being stored.

The private key is comprised of a set of uniquely large numbers generated by a digital asset wallet and assigned mathematically to transactions originating from that wallet. The private key is entirely specific to the holder. Private keys are used to confirm that the owner of a digital asset is in fact who he or she claims to be via cryptographic digital signature technology.

Because these keys represent ownership of digital assets, they are never shared publicly. Instead, for digital asset transactions, a public key is shared with parties to the transaction, which functions as a destination address for receiving funds. For a digital asset to leave its wallet, the owner of the wallet needs to “sign” the transaction using his or her private key, which again is not shared publicly. The decentralized network of computers (nodes) then verifies the transaction details before permanently adding them to the ledger on the blockchain.

A familiar analogy for public key cryptography is comparing the public key to an email address and comparing the private key to the password to that same email account. One would never share the password with a friend; however, one would not hesitate to freely share the email address. Just as one’s friends can send a message to the email address, they can send digital assets to a digital asset address that is computed from one’s public key and can be freely shared.

This analogy is not perfect; the private key is more akin to cash than an account password. Passwords can be reset, while private keys cannot. The alphanumeric strings identify the owner of a digital asset, and—because of the immutable nature of cryptography—if these keys are lost or stolen, so too will the digital asset be lost or stolen.

To make owning digital assets more accessible, custodial wallet providers and exchanges hold digital assets on behalf of the individual owner, giving the wallet provider (or exchange) full control over transactions. A huge benefit to this approach is that if the keys or passphrases to access the account are lost, the wallet provider can take steps to verify identities,to make it easier, let alone even possible, to recover wallet access.

Because custody services require that the owner of digital assets hand control to a third party, it is imperative that the custody provider demonstrate vigorous security measures and robust technological protections. Without these rigorous technological, cyber, and operational procedures, digital assets are put at risk.

Currently, there are several approaches to safekeeping private keys. Those online approaches are typically called “hot” storage, while offline storage is referred to as “cold” storage. Below is additional information about hot storage and cold storage approaches, in addition to the “multi-signature” approach.

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Hot Storage: Some of the most well-known exchanges provide this type of online wallet. Hot storage makes accessing and transacting with digital assets easy by keeping the private key online for accessibility by the user. Yet, having this information online can leave the wallet and its user vulnerable to possible security compromises. Generally speaking, for security reasons, most people prefer to keep as little of their digital assets in a hot wallet as possible.

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Cold Storage: This refers to using a USB or digital asset–specific hardware storage product to control private keys, or simply keeping paper copies of private keys stored in vaults or other secure places. Cold storage is considered by many to be a preferred solution (some firms use cold storage exclusively). Cold storage adds a manual step to accessing digital assets but provides an additional level of security. This approach is sometimes analogous to how gold is stored, but, as we stated earlier, digital assets possess a number of unique attributes and make it difficult to draw perfect comparisons to how traditional assets are safeguarded.

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Multi-Signature: This new type of security provision is unique to digital assets and can affect the way the financial industry designs custody for other asset types in the future. By requiring more than one key to sign a transaction to send digital assets, the “multi-sig” approach ensures that one person is not solely responsible for securing a private key, without ceding all responsibility to a third party.

Security solutions for individual investors continue to evolve but to date, few have focused on the unique challenges of institutional investors. Institutional investors do not want to worry about private keys or maintaining passphrases for individual digital assets. We believe that our solution will provide the same level of custodial service expected for other assets.

Custody of the Trust’s Assets

The Trust’s Custodian will maintain custody of the Trust’s bitcoin and is recognized as a qualified custodian under the Advisers Act and 26 USC 408, to keep custody of bitcoin. The Custodian will use military grade security in multiple locations for storage, that will require multiple persons to access the Trust’s Bitcoin Account and to perform transactions on behalf of the Trust. No single person will have exclusive access to the bitcoin themselves.

The Custodian will safeguard the private keys associated with the Trust’s bitcoin using an air-gapped “cold storage” method, that is, computers where the keys are stored are offline and not connected to the internet to prevent any potential risks from cyber-attacks. Private keys are further encrypted and sharded, or separated into multiple shards, before they are stored in offline environments secured by biometric, physical and operational security procedures.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device (for example, a USB thumb drive) or printed medium and scrubbing the keys from all computers. The Custodian may receive deposits of bitcoin but may not transmit bitcoin without using the corresponding private keys. In order to send bitcoin when the private keys are kept in cold storage, the private keys must either be retrieved from cold storage and entered into a software system to “sign” the transaction; or the unsigned transaction must be sent to the “cold” server in which the private keys are held for signing by the private keys. Only at this point may the Custodian transfer the bitcoin.

Private keys, shards or shares are encrypted and stored in multiple physically separated locations. These procedures are designed to prevent the compromising or destruction of a single vault or actions of a single rogue employee.

Each Authorized Participant is required to maintain an Authorized Participant Bitcoin Account at the Trust’s Custodian. In connection with the creation and redemption of Shares, movement of Bitcoin by the Custodian at the request of the Trust never entails movement of the actual bitcoin from one wallet to another. The movement of bitcoin is instead achieved by crediting one party’s account and debiting the other one by updating a form of records or ledgers as the bitcoin is held in an omnibus account. The bitcoin transactions for creations and redemptions never require movement outside of the Custodian’s ecosystem.

The Trust’s Bitcoin Account wallet address is never exposed to the public and the only other bitcoin accounts that it may transfer bitcoin to and receive bitcoin from are Authorized Participants’ Bitcoin Accounts. Movements of Bitcoin associated with the creation and redemption of Shares never leaves the boundaries of the Custodian and Authorized Participants assume the risks associated with the transfer of bitcoin to the Authorized Participants’ Bitcoin Accounts.

Insurance

Bitcoin held in the Trust’s Bitcoin Account will be covered 100% against loss or theft through three (3) types of insurance provided by the Custodian:

1.	Professional Liability Insurance, which protects the Custodian from bearing the full cost of defending against a negligence claim and damages awarded in such a civil lawsuit;

2.

Cyber Crime Insurance to insure the Custodian for Internet-based risks, and more generally, from risks relating to information technology infrastructure and activities. Coverage provided by the Cyber Crime Insurance policy includes first-party coverage against losses such as data destruction, extortion, theft, hacking, and denial of service attacks; liability coverage indemnifying the Custodian against losses to others caused, for example, by errors and omissions, failure to safeguard data, or defamation; and other benefits including regular security-audit, post-incident public relations and investigative expenses, and criminal reward funds; and

3.	Financial Institution Insurance to insure the Custodian against employee dishonesty, burglary, robbery, forgery, and similar crime exposures.

FORM OF SHARES

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all shareholders and holders of the Shares in certified form in the registry (“Register”). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in Depository Trust Company (“DTC”).

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of investors holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

TRANSFER OF SHARES

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “[            ].” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Authorized Participants

The offering of the Trust’s Shares is a best efforts offering. The Trust continuously offers Baskets consisting of 100,000 Shares to Authorized Participants. Authorized Participants pay a transaction fee (unless waived) for each order they place to create or redeem one or more Baskets.

The offering of Baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

The per Share price of Shares offered in Baskets on any subsequent day will be the total NAV of the Trust calculated shortly after the close of the Exchange on that day divided by the number of issued and outstanding Shares of the Trust. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem baskets or to offer to the public Shares of any baskets it does create.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Baskets. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Trust, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or The Sponsor for their purchases of Baskets.

CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Baskets. The creation and redemption of baskets is only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of bitcoin represented by the Baskets being created or redeemed, the amount of which is equal to the combined NAV of the number of Shares included in the baskets being created or redeemed determined as of 4:00 p.m., New York Time, on the day the order to create or redeem Baskets is properly received. Creations of Baskets may only be settled after the requisite bitcoin is deposited in the Trust Bitcoin Account.

Authorized Participants are the only persons that may place orders to create and redeem baskets. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the bitcoin required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust, without the consent of any shareholder or Authorized Participant. Authorized Participants pay the Administrator a fee for each order they place to create or redeem one or more Baskets. The transaction fee may be waived, reduced, increased or otherwise changed by the Sponsor. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Prior to initiating any creation or redemption order, an Authorized Participant must have entered into an agreement with the Custodian to establish an Authorized Participant Bitcoin Account. As described in more detail in the Authorized Participant Agreement, all transfers of bitcoin from the Trust Bitcoin Account and to the Trust Bitcoin Account are made to and from the Authorized Participant Bitcoin Accounts only. The Trust will only transfer bitcoin for redemptions to Authorized Participant Bitcoin Accounts established and maintained at the Trust’s Custodian.

Certain Authorized Participants are expected to be capable of participating directly in the spot bitcoin and bitcoin futures markets. Some Authorized Participants or their affiliates may from time to time buy or sell bitcoin and may profit in these instances. The Sponsor believes that the size and operation of the bitcoin market make it unlikely that Authorized Participants’ direct activities in the bitcoin or securities markets will significantly impact the price of bitcoin or the Trust’s Shares. Authorized Participants must be

(1) a DTC Participant; (2) registered as a broker-dealer under the Exchange Act and regulated by Financial Industry Regulatory Authority, or FINRA, or some other self-regulatory organization or will be exempt from being or otherwise not required to be so regulated or registered; and (3) qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Participant Agreement, the Sponsor, and the Trust under limited circumstances, have agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and form of Authorized Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Administrator, that must be approved by the Marketing Agent, to create one or more Baskets. For purposes of processing creation and redemption orders, a “business day” means any day other than a day when the Exchange or the New York Stock Exchange is closed for regular trading. Purchase orders must be placed by [    ] a.m., New York Time, or the close of regular trading on the Exchange, whichever is earlier. The day on which an order is received by the Administrator and approved by the Marketing Agent, is considered the purchase order date.

By placing a purchase order, an Authorized Participant agrees to deposit bitcoin with the Trust. Prior to the delivery of Baskets for a purchase order, the Authorized Participant must also have wired to the Custodian the nonrefundable transaction fee due for the creation order.

Determination of Required Deposits

The total deposit of bitcoin required to create each Basket, or a Creation Basked Deposit, is an amount of bitcoin that is in the same proportion to the total assets of the Trust (net of accrued expenses and other liabilities) on the date the order to purchase is properly received, as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding on the date the order is received.

On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of bitcoin constituting the Basket Deposit as appropriate to reflect accrued expenses and any loss of bitcoin that may occur. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. (New York time). The Administrator determines the Basket Deposit for a given day by dividing the number of bitcoin held by the Trust as of the opening of business on that business day, adjusted for the amount of bitcoin constituting estimated accrued but unpaid fees and expenses of the Trust as of the opening of business on that business day, by the quotient of the number of Trust Shares outstanding at the opening of business divided by 100,000. Fractions of a bitcoin smaller than [            ] are disregarded for purposes of the computation of the Basket Deposit. The Basket Deposit so determined is communicated via electronic mail message to all Authorized Participants and made available on the Sponsor’s website for the Shares. The Exchange also publishes the Basket Deposit determined by the Administrator as indicated above.

Delivery of Required Deposits

An Authorized Participant who places a purchase order is responsible for crediting its Authorized Participant Bitcoin Account with the required bitcoin deposit by 12pm New York time on the second business day following the purchase order date. Upon receipt of the bitcoin deposit amount in the Authorized Participant Bitcoin Account, the Custodian will notify the Transfer Agent, the Authorized Participant, and the Sponsor that the bitcoin has been deposited. The Custodian, after receiving appropriate instructions from the Authorized Participant and the Sponsor, will transfer on the second business day following the purchase order date the bitcoin deposit amount from the Authorized Participant Bitcoin Account to the Trust Bitcoin Account.

Upon receipt of confirmation from the Custodian that the bitcoin deposit amount has been transferred from the Authorized Participant Bitcoin Account to the Trust Bitcoin Account, the Administrator will direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

Bitcoin held in the Trust’s Bitcoin Custody Account is the property of the Trust and is not traded, leased, or loaned under any circumstances.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket Deposit if the Sponsor determines that:

•	the purchase order or Basket Deposit is not in proper form;

•	it would not be in the best interest of the shareholders of the Trust;

•	the acceptance of the purchase order or the Basket Deposit would have adverse tax consequences to the Trust or its shareholders;

•	the acceptance or receipt of which would, in the opinion of counsel to The Sponsor, be unlawful; or

•

circumstances outside the control of the Trust, the Sponsor, the Marketing Agent or the Custodian make it, for all practical purposes, not feasible to process Baskets (including if the Sponsor determines that the investments available to the Trust at that time will not enable it to meet its investment objective).

None of the Sponsor, the Marketing Agent or the Custodian will be liable for the rejection of any purchase order or Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Administrator to redeem one or more Baskets. Redemption orders must be placed by [    ] p.m., New York Time, or the close of regular trading on the Exchange, whichever is earlier. A redemption order will be effective on the date it is received by the Custodian and approved by the Marketing Agent (“Redemption Order Date”).

Determination of Redemption Distribution

The redemption distribution from the Trust consists of a movement of bitcoin to the redeeming Authorized Participant Bitcoin Account representing the amount of bitcoin held by the Trust evidenced by the Shares being redeemed. The redemption distribution due from the Trust will be delivered once the Administrator notifies the Sponsor that the Authorized Participant has delivered the Shares represented by the Baskets to be redeemed to the Trust’s DTC account. If the Trust’s DTC account has not been credited with all of the Shares of the Baskets to be redeemed, the redemption distribution will be delayed until such time as the Custodian confirms receipt of all such Shares have been delivered. Only whole Baskets will be redeemable. Fractions of a bitcoin smaller than [    ] included in the redemption distribution are disregarded.

Delivery of Redemption Distribution

The redemption distribution due from the Trust will be delivered to the Authorized Participant on the second business day following the Redemption Order Date if, by [    ] a.m. New York Time, on such business day, the Trust’s DTC account has been credited with the Baskets to be redeemed. If the Trust’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Administrator receives the fee applicable to the extension of the redemption distribution date which the Administrator may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Trust’s DTC account by [    ] a.m. New York time on such next business day. Any further outstanding amount of the redemption order may be cancelled.

Once the Administrator notifies the Sponsor that the Shares have been received in the Trust’s DTC account, the Sponsor instructs the Custodian to transfer the redemption bitcoin amount from the Trust Bitcoin Account to the Authorized Participant’s Bitcoin Account.

The Sponsor is the only entity that may initiate a withdrawal of bitcoin from the Trust Bitcoin Account, and the only accounts that may receive bitcoin from the Trust Bitcoin Account are Authorized Participant Bitcoin Accounts, a restriction that is enforced by the Custodian.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of bitcoin is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over the counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified.

Redemption orders must be made in whole Baskets. The Sponsor acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Sponsor determines not to be in proper form, (2) the fulfillment of the order, in the opinion of its counsel, might be unlawful, or (3) if circumstances outside the control of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement or the Custodian make it, for all practical purposes, not feasible to process.

None of the Sponsor, the Administrator, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Creation and Redemption Transaction Fee

To compensate the Administrator for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Administrator to create or redeem Baskets, which does not vary in accordance with number of Baskets in such order. The transaction fee may be waived, reduced, increased or otherwise changed by the Sponsor. The Sponsor will notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of Baskets until thirty (30) days after the date of notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

The Trust issues Shares in Baskets to Authorized Participants from time to time in exchange for deposits of the amount of bitcoin represented by the Baskets being created. A current list of Authorized Participants is available from the Administrator and the Sponsor.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of bitcoin or other portfolio investments. Baskets are generally redeemed when the price per Share is at a discount to the per Share NAV. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares. Shares trade in the secondary market on the Exchange.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of investors who seek to purchase or sell Shares in the secondary market and the liquidity of bitcoin.

Investors who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under a ticker symbol to be announced prior to the commencement of trading.

The Kryptoin distribution plan also includes consultation with distribution firms about successful asset raising and further collaborating with service providers to navigate the distribution landscape and leverage of their resources. This includes in-depth information about broker-dealers, RIA relationship platforms, guidance on share class rationalization, best practices with regards to research teams, centers of influence and eligibility requirements, enhanced marketing opportunities, and comparative fee analysis.

More extensive engagements would involve a results-oriented, integrated approach to construct a long-term plan to raise assets including the creation of a customized distribution strategy plan to develop sophisticated sales strategies and product positioning to help differentiate and gain access to opportunities.

USE OF PROCEEDS

Proceeds received by the Trust in the form of deposits from the issuance of Baskets consist of bitcoin. Such deposits are held by the Custodian on behalf of the Trust until (i) delivered to Authorized Participants in connection with redemptions of Baskets or (ii) accrued and distributed to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

OWNERSHIP OR BENEFICIAL INTEREST IN THE TRUST

The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all shareholders from the assets of the Trust according to the number of Shares held of record by such shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of Shares, with or without par value, as the Sponsor will determine, (c) to issue Shares without limitation as to number (including fractional Shares), to such persons and for such amount of consideration, subject to any restriction set forth in the By-Laws, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the Shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the shares in the assets held, and (e) to take such other action with respect to the Shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of Share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the shareholders and as to the number of Shares held from time to time by each.

CONFLICTS OF INTEREST

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objectives.

The officers, directors and employees of the Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.

The Sponsor has adopted policies and procedures that identify the conflicts of interest associated with these companies and their principals, officers, directors and employees when and if trading bitcoin futures and related contracts or other bitcoin-linked derivatives. These policies are intended to prevent conflicts of interest occurring where the Sponsor or their principals, officers, directors or employees could give preferential treatment to their own accounts or trade their own accounts ahead of or against the Trust.

The Sponsor has sole current authority to manage the investments and operations of the Trust, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Shareholders have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

The Sponsor serves as the sponsor to the Trust. The Sponsor may have a conflict to the extent that its trading decisions for the Trust may be influenced by the effect they would have on any other funds it manages in the future. In addition, the Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of any other such funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it will have no duty to offer such opportunity to the Trust. The Sponsor will not be liable to the Trust or the shareholders for breach of any fiduciary or other duty if Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust. Neither the Trust nor any shareholder has any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this Prospectus in such business ventures or the income or profits derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Trust, will not be deemed wrongful or improper.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles

FIDUCIARY AND REGULATORY DUTIES OF THE SPONSOR

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the Shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor has the following obligations as a sponsor of the Trust:

•

Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

•	Retain independent public accountants to audit the accounts of the Trust;

•	Employ attorneys to represent the Trust;

•

Select the Trust’s Trustee, administrator, transfer agent, custodian(s), bitcoin exchange counterparties and OTC market participant counterparties, index provider, marketing agent(s); insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s);

•	Negotiate and enter into insurance agreements to secure and maintain the insurance coverage to the extent described in the Prospectus;

•	Develop a marketing plan for the Trust on an ongoing basis and prepare marketing materials regarding the Trust;

•	Maintain the Trust’s website;

•

Acquire and sell bitcoin, subject in each instance to the limitations imposed by the Trust Agreement, with a view to providing shareholders with exposure to bitcoin at a price that is reflective of the actual bitcoin market where investors can purchase or sell bitcoin, less the expenses of the Trust’s operations, valuing the Trust’s Shares daily based on the CME CF Bitcoin Reference Rate or any other pricing methodology adopted by the Sponsor in its discretion (for the avoidance of doubt, the Sponsor may select such subsequent pricing methodology without shareholder approval);

•	Enter into an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

•

Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted purchase orders, as described in the Trust Agreement and in the Authorized Participant Agreement;

•	In connection with purchase orders, receive directly or through its delegates the number of bitcoin and/or cash in an amount equal to the NAV of a Basket from Authorized Participants;

•

In connection with purchase orders, after accepting an Authorized Participant’s purchase order and receiving bitcoin and/or cash, as applicable, in an amount equal to the NAV of the Basket(s), the Sponsor or its delegate will direct the Trust’s appointed transfer agent to credit the Baskets to fill the Participant’s purchase order within one Business Day immediately following the purchase order date;

•

Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted redemption orders, as described in the Trust Agreement and in the Authorized Participant Agreement;

•

In connection with redemption orders, after receiving the redemption order specifying the number of Baskets that the Authorized Participant wishes to redeem and after the Trust’s DTC account has been credited with the Baskets to be redeemed, the Sponsor or its delegates will transfer to the redeeming Authorized Participant: i) in the case of a cash redemption, an amount of cash and ii) in the case of an in-kind redemption, an amount of bitcoin, in each case equal to the NAV of the Trust multiplied by the number of Shares to be redeemed under the redemption order;

•

Assist in the preparation and filing of reports and proxy statements (if any) to the shareholders, the periodic updating of the Registration Statement and Prospectus and other reports and documents for the Trust required to be filed by the Trust with the SEC and other governmental bodies;

•

Use its best efforts to maintain the status of the Trust as a grantor trust for U.S. federal income tax purposes, including making such elections, filing such tax returns, and preparing, disseminating and filing such tax reports, as it is advised by its counsel or accountants are from time to time required by any statute, rule or regulation of the United States, any State or political subdivision thereof, or other jurisdiction having taxing authority in respect of the Trust or its administration. The expense of accountants employed to prepare such tax returns and tax reports will be an expense of the Trust.

•

Monitor all fees charged to the Trust, and the services rendered by the service providers to the Trust, to determine whether the fees paid by, and the services rendered to, the Trust are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the fee structure to obtain such rates and services for the Trust;

•	Perform such other services as the Sponsor believes the Trust may from time to time require; and

•

In general, to carry out any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.

To the extent that a law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the shareholders or to any other person, the Sponsor will not be liable to the Trust, the shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor.

LIABILITY AND INDEMNIFICATION

Trustee

The Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

•

the Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part; no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder,

•	if the Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

•	under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

•	the Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;

•

the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

•

in the exercise or administration of the trust hereunder, the Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

•

except as expressly provided in Article III of the Trust Agreement, the Trustee acts solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and

•	the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person. The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Sponsor will not be under any liability to the Trust, the Trustee or any shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any bitcoin or other assets held in trust hereunder; provided, however, that this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 4.06 of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

Provisions of the 1933 Act and NASAA Guidelines

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to the Sponsor or its directors, officers, or persons controlling the Trust, the Trust has been informed that the SEC and the various State administrators believe that such indemnification is against public policy as expressed in the 1933 Act and the North American Securities Administrators Association, Inc. (“NASAA”) commodity pool guidelines and is therefore unenforceable.

MANAGEMENT; VOTING BY SHAREHOLDERS

The shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except in limited circumstances, shareholders have no voting rights under the Trust Agreement.

The Sponsor generally has the right to amend the Trust Agreement as it applies to the Trust provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

MEETINGS

Meetings of the Trust’s shareholders may be called by the Sponsor for such purposes as may be prescribed by law or the Trust Agreement. All notices of meetings will be sent or otherwise given to each shareholder of record not less than seven nor more than one hundred twenty days before the date of the meeting in the manner determined by the Sponsor. The notice will specify: (a) the place, date and hour of the meeting; and (b) the general nature of the business to be transacted. Shareholders may vote in person, by proxy, or in any manner determined by the Sponsor at any such meeting. Except when a larger quorum is required by applicable law or by the Trust Agreement, the presence (in person or by ballot) of thirty- three and one-third percent (33 1/3%) of the Shares entitled to vote will constitute a quorum at a shareholders’ meeting. Any action taken by shareholders may be taken without a meeting so long as Shareholders holding a majority of Shares entitled to vote on the matter (or such larger proportion thereof as will be required by any express provision of this Trust Agreement or federal law) or holding a majority (or such larger proportion as aforesaid) of the Shares entitled to vote separately on the matter consent to the action in writing or by other electronic means. Such consent will be treated for all purposes as a vote taken at a meeting of shareholders.

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Sponsor located at 1049 El Monte Avenue, Suite 782, Mountain View, CA 94040, or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office, which will be available for inspection by any shareholder at all times during the Sponsor’s usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

FISCAL YEAR

The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor, the Trust.

LEGAL MATTERS

Litigation and Claims

Within the past 5 years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Thompson Hine LLP has advised the Sponsor in connection with the Shares being offered. Thompson Hine LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statements of Kryptoin Bitcoin ETF Trust will be included herein in reliance on the report of [                ], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MATERIAL CONTRACTS

Administrative Agency Agreement

[To be provided by subsequent amendment.]

Custodian Agreement

[To be provided by subsequent amendment.]

Distribution Agreement

[To be provided by subsequent amendment.]

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the material United States federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below), and certain United States federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder (as defined below), represents, insofar as it describes conclusions as to United States federal income tax law and subject to the limitations and qualifications described therein, the opinion of [                    ], special United States federal income tax counsel to the Sponsor. The discussion below is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of shareholders may vary depending upon their own particular circumstances. Certain shareholders (including but not limited to banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, brokers or dealers, traders, partnerships for United States federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for United States federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons with “applicable financial statements” within the meaning of Section 451(b) of the Code, or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” within the meaning of Section 1221 of the Code. Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a shareholder that is:

•	an individual who is treated as a citizen or resident of the United States for United States federal income tax purposes;

•

a corporation (or entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

•

a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or a trust that has made a valid election under applicable Treasury Regulations to be treated as a domestic trust.

A shareholder that is not a U.S. Shareholder as defined above is considered a “Non-U.S. Shareholder” for purposes of this discussion. If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable, and we urge you to consult your own tax adviser for the United States federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for United States federal income tax purposes. In the opinion of [                    ], although not free from doubt due to the lack of directly governing authority, the Trust should be classified as a “grantor trust” for United States federal income tax purposes (and the following discussion assumes such classification). As a result, the Trust itself should not be subject to United States federal income tax. Instead, the Trust’s income and expenses should “flow through” to the shareholders, and the Trustee will report the Trust’s income, gains, losses and deductions to the IRS on that basis. The opinion of [                    ] represents only its best legal judgment and is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions of counsel’s opinion and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification of the Trust for United States federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for United States federal income tax purposes, which may affect the timing and other tax consequences to the shareholders, and might be classified as a publicly traded partnership that would be taxable as a corporation for United States federal income tax purposes, in which case the Trust would be taxed in the same manner as a regular corporation on its taxable income and distributions to shareholders out of the earnings and profits of the Trust would be taxed to shareholders as ordinary dividend income.

Taxation of U.S. Shareholders

Shareholders will be treated, for United States federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Trust. Shareholders also will be treated as if they directly received their respective pro rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro rata shares of the Trust’s expenses. In the case of a shareholder that acquires its Shares as part of the creation of a Basket, the delivery of bitcoin to the Trust in exchange for a pro rata share of the underlying bitcoin represented by the Shares will not be a taxable event to the shareholder, and the shareholder’s tax basis and holding period for the shareholder’s pro rata share of the bitcoin held in the Trust will be the same as its tax basis and holding period for the bitcoin delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying bitcoin related to such Shares.

On March 25, 2014, the IRS released guidance on the treatment of convertible virtual currencies (such as bitcoin) for federal income tax purposes. The guidance classified bitcoin as “property” that is not currency for federal income tax purposes and clarified that bitcoin could be held as a capital asset, but it does not address several other aspects of the federal income tax treatment of bitcoin. Because bitcoin is a new technological innovation, the federal income tax treatment of bitcoin or transaction relating to investments in bitcoin may evolve and change from those discussed below, possibly with retroactive effect. In this regard, the IRS indicated in May 2019 that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving bitcoin. Whether such additional guidance will adversely affect the United States federal income tax treatment of an investment in bitcoin or in transactions relating to investments in bitcoin is unknown.

Although the Trust does not intend to sell bitcoin, it will use bitcoin to pay certain expenses of the Trust, which under current IRS guidance will be treated as a sale of such bitcoin. If the Trust sells bitcoin (for example to generate cash to pay fees or expenses) or is treated as selling bitcoin (for example by using bitcoin to pay fees or expenses), a shareholder will recognize gain or loss in an amount equal to the difference between (a) the shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the shareholder’s tax basis for its pro rata share of the bitcoin that was sold. A shareholder’s tax basis for its share of any bitcoin sold by the Trust should generally be determined by multiplying the shareholder’s total basis for its share of all of the bitcoin held in the Trust immediately prior to the sale, by a fraction the numerator of which is the amount of bitcoin sold, and the denominator of which is the total amount of the bitcoin held in the Trust immediately prior to the sale. After any such sale, a shareholder’s tax basis for its pro rata share of the bitcoin remaining in the Trust should be equal to its tax basis for its share of the total amount of the bitcoin held in the Trust immediately prior to the sale, less the portion of such basis allocable to its share of the bitcoin that was sold.

Upon a shareholder’s sale of some or all of its Shares, the shareholder will be treated as having sold the portion or all, respectively, of its pro rata share of the bitcoin held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the shareholder’s tax basis for the portion of its pro rata share of the bitcoin held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a shareholder on account of the Trust selling bitcoin) will generally be long-term or short-term capital gain or loss, depending upon whether the shareholder has a holding period in its pro rata share of the bitcoin that was sold of more than one year.

A redemption of some or all of a shareholder’s Shares in exchange for the underlying bitcoin represented by the Shares redeemed generally will not be a taxable event to the shareholder. The shareholder’s tax basis for the bitcoin received in the redemption generally will be the same as the shareholder’s tax basis for the portion of its pro rata share of the bitcoin held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The shareholder’s holding period with respect to the bitcoin received should include the period during which the shareholder held the Shares redeemed. A subsequent sale of the bitcoin received by the shareholder will be a taxable event, unless a nonrecognition provision of the Code applies to such sale.

After any sale or redemption of less than all of a shareholder’s Shares, the shareholder’s tax basis for its pro rata share of the bitcoin held in the Trust immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the bitcoin held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the shareholder upon such sale or, in the case of a redemption, that is treated as the basis of the bitcoin received by the shareholder in the redemption.

If a fork occurs in the Bitcoin Blockchain, the Trust would hold both the original bitcoin and the alternative new asset. The Trust Agreement requires that, if such a transaction occurs, the Trust will as soon as possible distribute the alternative new asset in-kind to the Sponsor, as agent for the shareholders, and the Sponsor will sell the new alternative asset and distribute the proceeds to the shareholders. The receipt, distribution and/or sale of the new alternative asset may cause shareholders to incur a federal income tax liability.

3.8% Tax on Net Investment Income

Certain U.S. Shareholders who are individuals are required to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a shareholder in purchasing Shares will be treated as part of the shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a shareholder in selling Shares will reduce the amount realized by the shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of bitcoin by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust as miscellaneous itemized deductions. An individual may not deduct miscellaneous itemized deductions for tax years beginning after December 31, 2017 and before January 1, 2026. For tax years beginning after December 31, 2025, individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the individual’s adjusted gross income. Similar rules apply to certain miscellaneous itemized deductions of estates and trusts. In addition, such deductions may be subject to phase outs and other limitations under applicable provisions of the Code.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the tax consequences of a purchase of Shares.

Taxation of Non-U.S. Shareholders

A Non-U.S. Shareholder generally should not be subject to United States federal income tax with respect to gain recognized upon the sale or other disposition of Shares, or upon the sale of bitcoin by the Trust, unless (1) the Non-U.S. Shareholder is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition, and the gain is treated as being from United States sources; or (2) the gain is effectively connected with the conduct by the Non-U.S. Shareholder of a trade or business in the United States and certain other conditions are met.

United States Information Reporting and Backup Withholding

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to shareholders, in connection with the Trust. To the extent required by applicable regulations, each shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to United States backup withholding tax, at a rate of 24%, in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by the Foreign Account Tax Compliance Act, in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a shareholder’s United States federal income tax liability and may entitle the shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Taxation in Jurisdictions Other Than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States to which they are subject) of their purchase, holding, sale and redemption of or any other dealing in shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

PURCHASES BY EMPLOYEE BENEFIT PLANS

Although there can be no assurance that an investment in the Trust will achieve the investment objectives of an employee benefit plan in making such investment, the Trust has certain features that may be of interest to such a plan. For example, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Trust.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Trust (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Trust, including the role that such an investment in the Trust would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Trust, must be satisfied that such investment in the Trust is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Trust, are diversified so as to minimize the risk of large losses and that an investment in the Trust complies with the documents of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE TRUST IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder (the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be plan assets of a Plan which purchases an interest therein if certain exceptions apply, including

(i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” or certain other exceptions apply (the “Insignificant Participation Exception”).

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more shareholders independent of the issuer and of each other.

The Shares of the Trust should be considered to be publicly-offered securities. First, the Shares will be sold as part of a public offering pursuant to an effective registration statement under the Securities Act, and the Shares will be timely registered under the Exchange Act. Second, it appears that the Shares will be freely transferable because the Shares of the Trust will be freely tradable on the Exchange like any other exchange- listed security. Finally, it is anticipated that the Shares will be owned by at least 100 shareholders independent of the Trust. Therefore, the underlying assets of the Trust should not be considered to constitute assets of any Plan that purchases Shares.

Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Sponsor, the Administrator, the Trustee, the Transfer Agent, the Custodian, the Marketing Agent, the Exchange, or any of their respective affiliates or any of their respective employees either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

ALLOWING AN INVESTMENT IN THE TRUST IS NOT TO BE CONSTRUED AS A REPRESENTATION BY THE SPONSOR OR ANY OF ITS AFFILIATES, AGENTS OR EMPLOYEES THAT THIS INVESTMENT MEETS SOME OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY SUCH PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH THE PLAN’S ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE TRUST IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN, CURRENT TAX LAW AND ERISA.

INFORMATION YOU SHOULD KNOW

This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable prospectus supplement. None of the Trust or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “Prospectus,” we are referring to this Prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

INTELLECTUAL PROPERTY

The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is [__________]. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. The Sponsor will file an updated Prospectus annually on behalf of the Trust pursuant to the requirements of the 1933 Act.

The reports and other information is available online at www.sec.gov.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the cryptocurrencies markets and indexes that track such movements, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares.

PRIVACY POLICY

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in Shares of the Trust.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is provided to investors annually and is also available at [                        ].

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[To be provided by amendment]

FINANCIAL STATEMENTS

[To be provided by amendment]

APPENDIX A

Glossary of Defined Terms

In this Prospectus, each of the following terms have the meanings set forth after such term:

1933 Act: The Securities Act of 1933, as amended.

1940 Act: Investment Company Act of 1940, as amended.

Administrator: [            ].

Advisers Act: Investment Advisers Act of 1940, as amended.

Authorized Participant: One that purchases or redeems Baskets from or to the Trust.

Basket: A block of 100,000 Shares used by the Trust to issue or redeem Shares.

Basket Deposit: The total deposit required to create each basket.

Business Day: Any day other than a day when the Exchange or the New York Stock Exchange is closed for regular trading.

CEA: Commodity Exchange Act of 1936, as amended.

CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

CME CF Bitcoin Reference Rate: The Chicago Mercantile Exchange Group CF Bitcoin Reference Rate.

CME CF BRTI: The Chicago Mercantile Exchange Group CF Bitcoin Real-Time Index.

CME Group: The Chicago Mercantile Exchange Group.

Code: Internal Revenue Code of 1986, as amended.

Custodian: [            ].

DSTA: Delaware Statutory Trust Act.

DTC: The Depository Trust Company. DTC will act as the securities depository for the Shares.

DTC Participant: An entity that has an account with DTC.

ERISA: Employee Retirement Income Security Act of 1974, as amended.

Exchange: NYSE Arca, Inc.

Exchange Act: The Securities Exchange Act of 1934, as amended.

FINRA: Financial Industry Regulatory Authority.

IIV: Intraday Indicative Value of the Trust’s Shares published by the Exchange.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

IRS: U.S. Internal Revenue Service.

Marketing Agent: Foreside Fund Services, LLC.

NASAA: North American Securities Administrators Association.

NAV: Net asset value of the Trust.

Redemption Order Date: The date a redemption order is received in satisfactory form and approved by the Marketing Agent.

A-1

Register: The record of all shareholders and holders of the Shares in certificated form kept by the Administrator.

SEC: The U.S. Securities and Exchange Commission.

Shares: Common shares representing fractional undivided beneficial interests in the Trust.

Sponsor: Kryptoin Investment Advisors LLC, a Delaware limited liability company, who controls the investments and other decisions of the Trust.

Transfer Agent: [            ].

Trust: Kryptoin Bitcoin ETF Trust.

Trust Agreement: Declaration of Trust and Trust Agreement of Kryptoin Bitcoin ETF Trust

Trustee: [            ], a Delaware trust company.

Valuation Day: Any day as of which the Trust calculates its per Share NAV.

You: The owner or holder of Shares.

A-2

APPENDIX B

U.S. FEDERAL, U.S. STATE, AND INTERNATIONAL REGULATION OF BITCOIN

U.S. Federal Regulations

On May 7, 2014 the SEC published an investor alert that highlighted fraud and other concerns relating to certain investment programs denominated in bitcoin and fraudulent and unregistered investment schemes targeted at participants in online bitcoin forums.

On July 25, 2017, the SEC issued a Report of Investigation (“Report”) which concluded that under certain circumstances digital assets or tokens issued for the purpose of raising funds may involve the issuance of securities within the meaning of the federal securities laws. The Report emphasized that whether a digital asset is a security is based on the particular facts and circumstances, including the economic realities of the transactions. The SEC continues to take action against persons or entities misusing bitcoin in connection with fraudulent schemes (i.e., Ponzi schemes), inaccurate and inadequate publicly disseminated information, and the offering of unregistered securities.

On September 17, 2015, the CFTC provided additional clarity regarding the regulatory treatment of bitcoin in the Coinflip civil enforcement case. The CFTC determined that bitcoin and other cryptocurrencies are subject to regulations as commodities under the CEA. Based on this determination, the CFTC has applied certain CEA provisions and CFTC regulations bitcoin derivatives trading platforms. Also of significance,

•

The CFTC took the position that bitcoin is not encompassed by the definition of currency under the CEA and CFTC regulations. In this regard, the CFTC defined bitcoin and other “virtual currencies” as “a digital representation of value that functions as a medium of exchange, a unit of account, and/or a store of value, but does not have legal tender status in any jurisdiction. Bitcoin and other cryptocurrencies are distinct from ‘real’ currencies, which are the coin and paper money of the United States or another country that are designated as legal tender, circulate, and are customarily used and accepted as a medium of exchange in the country of issuance.”

•

On July 6, 2017, the CFTC granted LedgerX, LLC an order of registration as a Swap Execution Facility for cryptocurrencies and on July 24, 2017, the CFTC approved Ledger X, LLC as the first derivatives clearing organization for cryptocurrency. On September 21, 2017, the CFTC filed a civil enforcement action in federal court against a New York corporation and its principal, charging them with fraud, misappropriation, and issuing false account statements in connection with a Ponzi scheme involving investments in bitcoin, which the CFTC asserted is a commodity subject to its jurisdiction.

•

On October 17, 2017, the CFTC’s LabCFTC office issued “A CFTC Primer on Virtual Currencies” (“Primer”). As noted in the Primer, the CFTC staff does not claim general jurisdiction over “spot” or cash-market exchanges and transactions involving virtual currencies that do not utilize margin, leverage or financing. The CFTC staff does, however, claim jurisdiction over instances of fraud or manipulation involving virtual currencies, even in the case of spot or cash-market exchanges and transactions involving virtual currencies that do not utilize margin, leverage or financing.

•

On December 1, 2017, the CFTC approved the self-certification of binary bitcoin options for the Cantor Exchange and exchange- traded bitcoin futures contracts for the Chicago Mercantile Exchange Inc. and CBOE Futures Exchange.

•

On December 15, 2017, the CFTC issued a proposed interpretation of the “actual delivery” requirements with respect to virtual currencies under the CEA. In this regard, Section 2(c)(2)(D) of the CEA provides the CFTC with direct oversight authority over “retail commodity transactions” – defined as agreements, contracts or transactions in any commodity that are entered into with, or offered to retail market participants on a leveraged or margined basis, or financed by the offeror, the counterparty or a person acting in concert with the offeror or counterparty on a similar basis. Such a transaction is subject to the CEA “as if” it were a commodity future. The statute contains an exception for contracts of sale that result in “actual delivery” within 28 days from the date of the transaction. The proposed interpretation establishes two primary factors necessary to demonstrate “actual delivery” of retail commodity transactions in virtual currency: (1) a customer having the ability to: (i) take possession and control of the entire quantity of the commodity, whether it was purchased on margin, or using leverage, or any other financing arrangement, and (ii) use it freely in commerce (both within and away from any particular platform) no later than 28 days from the date of the transaction; and (2) the offeror and counterparty seller (including any of their respective affiliates or other persons acting in concert with the offeror or counterparty seller on a similar basis) not retaining any interest in or control over any of the commodity purchased on margin, leverage, or other financing arrangement at the expiration of 28 days from the date of the transaction.

•

On March 18, 2013, the Financial Crimes Enforcement Network (“FinCEN”) a bureau of the US Department of the Treasury, issued interpretive guidance relating to the application of the Bank Secrecy Act to distributing, exchanging and transmitting “virtual currencies.” More specifically, it determined that a user of cryptocurrencies (such as bitcoin) for its own account will not be considered a money service business (“MSB”) or be required to register, report and perform recordkeeping; however, an administrator or exchanger of cryptocurrency must be a registered money services business under FinCEN’s money transmitter regulations. As a result, bitcoin exchanges that deal with U.S. residents or otherwise fall under U.S. jurisdiction are required to obtain licenses and comply with FinCEN regulations. FinCEN released additional guidance clarifying that, under the facts presented, miners acting solely for their own benefit, software developers, hardware manufacturers, escrow service providers and investors in bitcoin would not be required to register with FinCEN on the basis of such activity alone, but that bitcoin exchanges, certain types of payment processors and convertible cryptocurrency administrators would likely be required to register with FinCEN on the basis of the activities described in the October 2014 and August 2015 letters. FinCEN has also taken significant enforcement steps against companies alleged to have violated its regulations, including the assessment in July 2017 of a civil money penalty in excess of $110 million against BTC-e for alleged willful violation of U.S. anti-money laundering laws.

•

On March 13, 2019, the American Bar Association Business Law Section published a white paper called “Digital and Digitized Assets: Federal and State Jurisdictional Issues.” This first of its kind white paper, drafted by the section’s Derivatives and Futures Law Committee, provides a comprehensive survey of the regulation of cryptocurrencies and other digital assets at both the federal and state levels. The white paper provides a background on digital and blockchain technologies; an analysis of the application of the CEA and federal securities laws to transactions in digital assets and cryptocurrencies; an analysis of the current positions and recent enforcement actions of the CFTC and the SEC in this area; an analysis of the legal processes available to the CFTC and SEC to resolve the problematic issues arising from their overlapping and potentially conflicting authority; an analysis of the role and positions of FinCEN; a survey of state laws regulating transactions in digital assets and cryptocurrencies; and a survey of approaches that other countries have taken to regulating these products.

The white paper was prepared by members of the Working Group of the Innovative Digitized Products and Processes Subcommittee of the ABA’s Derivatives and Futures Law Committee with the goal of providing a resource and analytical framework for considering, among others, potential issues of jurisdictional overlap between the CFTC and SEC. It is hoped that the white paper will prove to be a valuable resource for legal practitioners and others who are active in the digital asset arena, as well as for policy makers.

U.S. State Regulations

In June 2015, the New York Department of Financial Services (the “NYDFS”) finalized a rule that requires most businesses involved in cryptocurrency business activity in or involving New York, excluding merchants and consumers, to apply for a license (“BitLicense”) from the NYDFS and to comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. On February 7, 2018, the NYDFS issued additional guidance directing virtual currency businesses to adopt procedures and tools to “effectively detect, prevent, and respond to fraud, attempted fraud, and similar wrongdoing,” including and particularly with regards to market manipulation. Those measures include a written policy that:

•	Identifies and assesses the full range of fraud-related and similar risk areas, including, as applicable, market manipulation;

•	Provides effective procedures and controls to protect against identified risks;

•	Allocates responsibility for monitoring risks; and

•

As part of its procedures and controls to protect against identified risks, virtual currency entity must provide for the effective investigation of fraud and other wrongdoing, whether suspected or actual, including, as applicable, market manipulation.

In addition, if any wrongdoing is discovered, the virtual currency business must report any wrongdoing to the DFS, describe actions taken as a result, and report on measures designed to ensure such activity isn’t repeated.

Of note, as an alternative to the BitLicense in New York, firms can apply for a charter to become limited purpose trust companies qualified to engage in cryptocurrency business activity, including custodying bitcoin. Other states have considered regimes similar to the BitLicense or have required digital currency businesses to register with their states as money transmitters, such as Washington and Georgia, which results in cryptocurrency businesses being subject to requirements similar to those of NYDFS’ BitLicense regime.

Certain state regulators, such as the Texas Department of Banking, Kansas Office of the State Bank Commissioner and the Illinois Department of Financial and Professional Regulation, have found that mere transmission of bitcoin, without activities involving transmission of fiat currency, does not constitute money transmission requiring licensure. The North Carolina Commissioner of Banks has issued guidance providing that North Carolina’s money transmission regulations only apply to the transmission of cryptocurrency and not its use. In June 2014, the State of California adopted legislation that would formally repeal laws that could be interpreted as making illegal the use of bitcoin or other cryptocurrencies as a means of payment. In July 2017, Delaware amended its General Corporation Law to provide for the creation maintenance of certain required records by blockchain technology and permit its use for electronic transmission of stockholder communications.

Proposed Uniform Legal Frameworks

On September 15, 2015, the Conference of State Bank Supervisors finalized their proposed model regulatory framework for state regulation of participants in “virtual currency activities.” The Conference of State Bank Supervisors proposed a framework that is a non-binding model and that would have to be independently adopted, in sum or in part, by state legislatures or regulators on a case-by-case basis. In July 2017, the Uniform Law Commission (the “ULC”), a private body of lawyers and legal academics from the several U.S. states, voted to finalize and approve a uniform model state law for the regulation of cryptocurrency businesses, including bitcoin (the “Uniform Virtual Currency Act”). Having been approved by the ULC, the Uniform Virtual Currency Act now goes to each of the U.S. states and territories for their consideration and would have to be independently adopted, in sum or in part, by state legislatures or regulators on a case-by-case basis. To date, three states (Connecticut, Hawaii, and Nebraska) have introduced the bill on their floors but no state has yet adopted the model law.

Non-U.S. Regulation

The global regulatory landscape for cryptocurrencies has been inconsistent and continues to evolve. Some countries have taken an accommodating approach to the regulation of cryptocurrencies, while others have banned their use. A number of international organizations and regulatory bodies, both within and across continents, have endeavored to issue guidance and regulations in these areas. Individual countries, too, have sought to do so, often using the guidance of larger international organizations as a springboard, and sometimes even adopting it wholesale.

Europe

Both individual European countries and European institutions have issued a number of statements, guidance, and regulations potentially applicable to cryptocurrencies, blockchain, and initial coin offerings. In November 2017, for example, the European Securities and Markets Authority issued a statement reminding firms involved with cryptocurrencies to “give careful consideration as to whether their activities constitute regulated activities,” and if so, to comply with applicable EU legislation. The European Market Infrastructure Regulation (“EMIR”) similarly governs market clearing activities so blockchain technologies that are used for clearing may thus be subject to EMIR requirements in certain instances. With respect to licensing, cryptocurrency exchanges seeking to offer services in the EU also may seek either a payment institution or an electronic money institution license (or work in partnership with entities that have such licenses).

In December 2017, the European Parliament and the EU Council reached an agreement on proposed amendments to the Fourth Anti- Money Laundering Directive to bring more transparency to improve the prevention of money laundering and to cut off terrorist financing approved in April 2018. These amendments, which member states must implement by January 2020, seek to place cryptocurrency exchanges and custodial wallet providers within the scope of money laundering supervision and aim to provide less anonymity and more traceability, through better customer identification, and strong due diligence. The amendments bring custodial wallet providers and virtual exchange platforms within the EU’s anti-money laundering remit and require them to put in place policies and procedures to “detect, prevent and report money laundering and terrorist financing,” including performing identity checks on their customers and customers’ beneficial owners (where applicable), reporting suspicious transactions, and registering with relevant authorities.

United Kingdom

The UK’s Financial Conduct Authority (“FCA”), an independent financial regulator and EU Competent Authority in the UK, issued a statement addressing certain aspects of cryptocurrencies in April 2018. According to that statement and related publications, neither the FCA nor the Bank of England currently regulates cryptocurrencies unless they constitute a part of other regulated products or services, and the FCA does not consider cryptocurrencies to be “currencies” or “commodities” for purposes of regulation under the Markets in Financial Instruments Directive (“MiFID II”).

By contrast, because cryptocurrency derivatives are “capable of being financial instruments” under MiFID II, the FCA has determined that firms conducting business in cryptocurrency derivatives in the UK must comply with both applicable FCA rules and relevant provisions in EU regulations. By extension, the FCA has deemed it likely that “dealing in, arranging transactions in, advising on or providing other services that amount to regulated activities in relation to derivatives that reference either cryptocurrencies or tokens issued through an initial coin offering” such as cryptocurrency futures, cryptocurrency contracts for difference, and cryptocurrency options, “will require authorization by the FCA.” Offering products or services requiring FCA authorization without obtaining that authorization constitutes a criminal offense in the UK and may subject a firm to enforcement action.

Switzerland

In late November 2018, the Swiss Federal Council brought into force an amendment to the Swiss Banking Act designed to promote fintech innovation. Pursuant to that amendment, starting on January 1, 2019, companies that “operate beyond the core activities characteristic of banks”— including cryptocurrency- and blockchain-related firms—“will be able to accept public funds of up to a maximum of CHF 100 million on a professional basis subject to simplified requirements,” provided that they receive special authorization (that is, a license) and “neither invest nor pay interest on these funds.” In December 2018, the Swiss financial markets regulator published guidelines regarding how interested companies may apply for the new FinTech license and what information they must provide, including: a description of the proposed business activity, geographical scope, and clientele; information about the persons responsible for the administration and management of the business; a business plan and budget; and policies regarding risk management, internal controls, and anti-money laundering.

France

In January 2018, the French Minister of the Economy created a working group headed by the former deputy governor of France’s central bank, tasked with developing cryptocurrency regulation. Shortly thereafter, in a March 2018 report, the Bank of France proposed to ban insurance companies, banks, and trust companies from “taking part in deposits and loans in crypto-assets” and prohibit all marketing of crypto-asset savings products to the public, emphasizing the need for regulations to combat money laundering and terrorism financing. The Bank of France does not consider cryptocurrencies to constitute money or legal tender, but they may qualify as “intangible movable property” under French civil law.

Germany

Germany’s BaFin has stated that the country’s existing regulatory framework applicable to other financial services also applies to blockchain technologies, emphasizing that it is not the technology itself that needs regulation, but rather its application in different contexts within the financial sector. BaFin has classified all virtual currencies as “financial instruments” under the German Banking Act, which in turn provides that financial instruments include “securities, money market instruments, foreign exchange units of account, and derivatives.

Sweden

In May 2015, NASDAQ/OMX approved the first bitcoin exchange-traded note, Bitcoin Tracker One, to list on a national securities exchange.

Asia and Australia

In recent years the governments of Japan, South Korea, Australia, Singapore and China have solidified their respective regulatory posture on cryptocurrencies.

Japan

In 2017, Japan passed an amendment to the Payment Services Act that had two primary regulatory implications: first, it recognized virtual currency as a legal form of payment, and second, it allowed for legal operation of cryptocurrency exchanges once prospective exchanges meet minimum guidelines and register with the Japan Financial Services Agency. Moreover, in the fourth quarter of 2017, the FSA approved the registration of Japan’s sixteen major exchanges. Finally, in April 2018, a self-regulatory body—the Japan Virtual Currency Exchange Industry Association—was founded to strengthen the regulatory framework surrounding cryptocurrency exchanges. It joins a growing Japanese community of self-regulating associations including the Japan Blockchain Association and the Japan Cryptocurrency Business Association, which were similarly designed to raise standards within Japan’s emerging cryptocurrency industry.

South Korea

South Korea’s regulatory posture towards cryptocurrencies has moved towards legitimizing cryptocurrencies by focusing on targeted regulations in an otherwise permissive regulatory environment. The National Assembly announced its plans to pass comprehensive cryptocurrency regulation in the near future. The current proposal focuses on anti-money laundering and know-your-customer provisions and would require exchanges to register with the Financial Services Commission (“FSC”). Moreover, in July 2018, the FSC established the Financial Innovation Bureau to supervise and regulate all financial innovation in South Korea, including cryptocurrencies.

Australia

Australia has taken a generally permissive regulatory posture towards cryptocurrencies but has done so cautiously in certain areas (e.g., tax, anti-money laundering and counterterrorism laws) and recently has increased the stringency of relevant regulatory regimes affecting cryptocurrency products. In April 2018, the Australian Transaction Reports and Analysis Centre mandated that all exchanges with a business operation located in Australia register and meet its anti-money laundering and counterterrorism compliance and reporting obligations.

Singapore

Singapore generally has embraced cryptocurrencies and sought to create a permissive environment for their operation largely to attract foreign operators to its market. An exchange platform facilitating secondary trading of cryptocurrency securities must be an approved exchange or market operator by the Monetary Authority of Singapore. However, to date, no cryptocurrency exchanges are so licensed in Singapore, and the existing law governing licensing currently is under a notice and comment period as part of a broader process for amendment.

China

Despite its historical importance to the international cryptocurrency market, China recently has taken a restrictive regulatory posture towards cryptocurrencies. Starting in 2017, China significantly restricted its private cryptocurrency industry. First, it banned domestic initial coin offerings in September 2017. Later that month, it banned all domestic cryptocurrency exchanges, though it did not ban OTC and peer-to-peer trading, nor did it effectively prevent foreign-operated exchanges from interfacing with Chinese consumers. In January 2018, China’s Leading Group on Internet Financial Risks Remediation (the leading internet finance regulatory body in China) ordered all local governments to “actively guide” companies in their regions to exit the cryptocurrency mining industry. In February, the government blocked access to and banned foreign exchanges to sever the loophole that domestic traders had used to avoid the September 2017 domestic exchange ban. The government also suggested it would increase enforcement on “exchange-like” cryptocurrency service providers.

Despite this strict treatment of cryptocurrencies, China has embraced the concept of a government-sanctioned virtual currency and of the blockchain. In March 2018, the Central Bank of China announced its intention to create a sovereign digital currency and suggested that it could accept any virtual currency that had a stabilizing effect on the economy. Moreover, China increased its investment in blockchain technology— including a commitment to fostering the technology in the Communist Party’s most recent five-year plan—and encouraged private sector innovation. Finally, in May 2018, an editorial in a state-owned newspaper made the case for moving towards a cautiously permissive regulatory approach, in which cryptocurrency exchanges and initial coin offering were legal but more heavily regulated. While these changes have not yet widely materialized, their inclusion in a state-owned newspaper suggests an active exploration by the Communist Party of more permissive cryptocurrency regulation

Kryptoin Bitcoin ETF Trust

[    ] SHARES

PRELIMINARY PROSPECTUS

[            ], 2019

Until [            ] (25 calendar days after the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, paid or payable by the Registrant in connection with the sale of the securities being registered under this registration statement. All amounts shown are estimates, except for the U.S. Securities and Exchange Commission (the “SEC”), registration fee and the FINRA filing fee.

Amount
SEC registration fee	$	[	]
FINRA filing fee		[	]
Listing fee		[	]
Legal fees and expenses		[	]
Accounting fees and expenses		[	]
Printing expenses		[	]
Transfer agent and registrar fees and expenses		[	]
Miscellaneous expenses		[	]

Total	$	[	]

Item 14. Indemnification of Directors and Officers.

The Trust Agreement provides that the Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred under the Trust Agreement without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section [__] of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and financial statement schedules.

(a) Exhibits.

Exhibit Number	Description of Document

3.1*	Certificate of Trust of the Registrant

3.2*	Declaration of Trust and Trust Agreement

4.1*	Form of Authorized Participant Agreement

5.1*	Form of Legality Opinion

Exhibit Number	Description of Document

8.1*	Form of Tax Opinion

10.1*	Form of Custodian Agreement

10.2*	Form of Marketing Agent Agreement

10.3*	Form of Administration Agreement

10.4*	Form of Transfer Agency Agreement

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Thompson Hine LLP is included in Exhibit 5.1

23.3*	Consent of [__________] is included in Exhibit 8.1

*	To be filed by amendment

(b)	Financial Statement Schedules.

Not applicable.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each investor.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)

That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, California, on the 15th day of October 2019.

KRYPTOIN INVESTMENT ADVISORS LLC Sponsor of Kryptoin Bitcoin ETF Trust

By:	/s/ Donnie Kim
Donnie Kim
Chief Operating Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	Title	DATE

/s/ Donnie Kim Donnie Kim	Chief Operating Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	October 15, 2019

II-4